UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Amgen Inc.

(Name of Registrant as Specified In Its Charter)

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March 22, 2007

DEAR STOCKHOLDER:

You are invited to attend the 2007 Annual Meeting of Stockholders of Amgen Inc. to be held on Wednesday, May 9, 2007, at 10:00 A.M., local time, at the Westin Providence, One West Exchange Street, Providence, Rhode Island 02903.

At this year’s Annual Meeting you will be asked to: (i) elect four directors; (ii) ratify the selection of our independent registered public accountants; (iii) vote on amendments to the Restated Certificate of Incorporation and the Amended and Restated Bylaws to eliminate the classification of the Board of Directors; and (iv) transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof, including the consideration of two stockholder proposals if such proposals are properly presented at the meeting. The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

The Board of Directors unanimously believes that election of its nominees for directors, approval of the amendments to declassify the Board of Directors and ratification of its selection of independent registered public accountants are in our best interests and that of our stockholders, and, accordingly, recommends a vote FOR election of the four nominees for directors, FOR the approval of the amendments to declassify the Board and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. The Board of Directors unanimously believes that the two stockholder proposals are not in the best interests of Amgen and its stockholders, and, accordingly, recommends a vote AGAINST the two stockholder proposals.

In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

If you plan to attend the Annual Meeting, you will need an admittance ticket. For instructions on how to obtain an admittance ticket, please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Attendance at the Annual Meeting” in the accompanying Proxy Statement.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Voting on the Internet or by telephone may not be available to all stockholders. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Sincerely,

Kevin W. Sharer

Chairman of the Board, Chief Executive Officer and President

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2007

TO THE STOCKHOLDERS OF AMGEN INC.

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Amgen Inc., a Delaware corporation, will be held on May 9, 2007, at 10:00 A.M., local time, at the Westin Providence, One West Exchange Street, Providence, Rhode Island 02903, for the following purposes:

1.	To elect four directors to the Board of Directors of Amgen for a three-year term of office expiring at the 2010 annual meeting of stockholders;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2007;

3.	To approve amendments to the Restated Certificate of Incorporation to eliminate the classification of the Board of Directors;

4.	To approve amendments to the Amended and Restated Bylaws to eliminate the classification of the Board of Directors; and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof, including the consideration of two stockholder proposals, if such proposals are properly presented at the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 12, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any continuation, postponement or adjournment thereof.

By Order of the Board of Directors

David J. Scott

Secretary

Thousand Oaks, California

March 22, 2007

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BANK, BROKER OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BANK, BROKER OR OTHER NOMINEE.

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Amgen Inc., a Delaware corporation (the “Company”), for use at the 2007 Annual Meeting of Stockholders to be held on Wednesday, May 9, 2007, at 10:00 A.M. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. We intend to mail this Proxy Statement and accompanying proxy card on or about March 22, 2007 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at the Westin Providence, One West Exchange Street, Providence, Rhode Island 02903.

Who Can Vote

You are entitled to vote if you were a stockholder of record of our common stock, $.0001 par value as of the close of business on March 12, 2007. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on March 12, 2007, 1,167,113,496 shares of our common stock were outstanding and entitled to vote. A majority of the outstanding shares of our common stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Proxy Card and Revocation of Proxy

You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy (i) in favor of the election of all of the four director nominees; (ii) in favor of ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2007; (iii) in favor of the amendments to the Restated Certificate of Incorporation to eliminate the classification of our Board; (iv) in favor of the amendments to the Amended and Restated Bylaws, or Bylaws, to eliminate the classification of our Board; and (v) against each of the two stockholder proposals (presuming they are properly presented at the Annual Meeting). In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, other than the two stockholder proposals described in this Proxy Statement, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by sending to our Secretary at our principal executive office at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank or other nominee.

Voting of Shares

Stockholders of record as of the close of business on March 12, 2007 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the Annual Meeting. You may vote by attending the Annual Meeting and voting in person. You also may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. Voting on the Internet or by telephone may not be available to all stockholders. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on May 8, 2007. Stockholders who vote through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card or the form forwarded by your bank, broker or other holder of record by mail. If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker “non-votes.” Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. Brokers generally have discretionary authority to vote on each of the following proposals, other than the two stockholder proposals.

In February 2007, the Board amended our Bylaws to adopt a majority voting standard for the election of directors in uncontested elections. Under this majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” the nominee. For these purposes, abstentions will not count as a vote “FOR” or “AGAINST” a nominee’s election. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. The Governance and Nominating Committee of the Board will then recommend to the Board whether to accept the resignation, or whether other action should be taken, and the Board’s decision will be publicly disclosed within 90 days after certification of the election results of stockholder vote. Abstentions will have no effect in determining whether a director nominee has received a majority of the votes cast. Although brokers have discretionary authority to vote on the election of directors, if a broker submits a “non-vote,” it will have no effect in determining whether a director nominee has received a majority of the votes cast.

The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the ratification. Although brokers have discretionary authority to vote on the ratification, if a broker submits a “non-vote,” it will have the same effect as a vote against the ratification.

The approval of the amendments to the Restated Certificate of Incorporation to eliminate the classification of the Board requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposed amendments. The approval of the amendments to the Bylaws to eliminate the classification of the Board requires the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of our common stock entitled to vote on the election of directors. The proposed amendments to the Restated Certificate of Incorporation and the Bylaws to eliminate the classification of the Board of Directors will be effective only if the amendments to both the Restated Certificate of Incorporation and the Bylaws are approved by the required vote of stockholders and a Certificate of Amendment to the Restated Certificate of Incorporation, which includes the amendments to the Restated Certificate of Incorporation approved by stockholders, is filed with the Secretary of State of the State of Delaware. Abstentions will have the same effect as votes against the amendments. Although brokers have discretionary authority to vote on the amendments, if a broker submits a “non-vote,” it will have the same effect as a vote against the amendments.

The approval of each of the two stockholder proposals, if properly presented at the Annual Meeting, requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against such proposals, and broker non-votes will have no effect on the result of the votes on such proposals.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services. In addition, we have retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $9,000, plus reasonable out-of-pocket expenses. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our offices at One Amgen Center Drive, Thousand Oaks, California, 91320-1799 for the ten days prior to the Annual Meeting, and also at the Annual Meeting.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need an admittance ticket or proof of ownership of our common stock as of the close of business on March 12, 2007. To receive an admittance ticket, you will need to complete and return the postage-paid reply card attached to this Proxy Statement. If you elected electronic delivery of this Proxy Statement, you will receive an e-mail with instructions for obtaining an admittance ticket. Each stockholder is entitled to one admittance ticket.

ITEM 1

ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation and our Bylaws, the Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Each year only one class of directors is subject to a stockholder vote. Based upon the recommendation of the Governance and Nominating Committee, Mr. Frank J. Biondi, Jr., Mr. Jerry D. Choate, Mr. Frank C. Herringer and Dr. Gilbert S. Omenn are nominees for re-election to the Board. If elected at the Annual Meeting, each would serve until the 2010 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier retirement, resignation, disqualification, removal or death. However, if you approve the proposals in Items 3 and 4 below to eliminate the classification of the Board, then the terms of all directors, including those elected at this Annual Meeting, will end at the next annual meeting of stockholders. Thereafter, all directors will be elected for one-year terms and until their successors are elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

Vacancies on the Board may be filled only by persons elected by a majority of the directors remaining in office, even though less than a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the class of directors in which the vacancy occurred (or, if the proposals to eliminate the classification of the Board are adopted, until the next annual meeting of stockholders) and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death. The authorized number of members of the Board is set by resolution of the Board and is currently ten.

Each share of our common stock is entitled to one vote for each of the four director nominees and will be given the option of voting “FOR” or “AGAINST” each director, or to “ABSTAIN.” Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them in favor of the election of the four nominees named below unless the proxies direct otherwise. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

A director nominee is elected only if he or she received a majority of the votes cast, which means that the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee by the shares present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will not be counted to determine whether a nominee has received a majority of votes cast. Under our Bylaws, any director nominee who is an incumbent director and does not receive a majority of the votes cast must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. Any such director will continue as a “holdover” director under Delaware corporation law until his or her successor has been elected and qualified or until the Board has accepted his or her resignation, if earlier.

Set forth below is biographical information for each nominee and for each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among any of our directors or among any of our directors and our executive officers.

Nominees for Election for a Three-Year Term Expiring at the 2010 Annual Meeting of Stockholders

FRANK J. BIONDI, JR.

Mr. Frank J. Biondi, Jr., age 62, has served as a director of the Company since January 2002. Since March 1999, he has served as Senior Managing Director of WaterView Advisors LLC, an investment advisor organization. From April 1996 to November 1998, Mr. Biondi served as Chairman and Chief Executive Officer of Universal Studios, Inc. From July 1987 to January 1996, Mr. Biondi served as President and Chief Executive Officer of Viacom, Inc. Mr. Biondi is a director of Cablevision Systems Corp., Harrahs Entertainment, Inc., Hasbro, Inc., The Bank of New York Company, Inc. and Seagate Technology.

JERRY D. CHOATE

Mr. Jerry D. Choate, age 68, has served as a director of the Company since August 1998. From January 1995 to January 1999, Mr. Choate served as Chairman of the Board and Chief Executive Officer of The Allstate Corporation, an insurance holding company. From August 1994 to January 1995, Mr. Choate served as President and Chief Executive Officer of Allstate and had previously held various management positions at Allstate since 1962. Mr. Choate is a director of Valero Energy Corporation and H&R Block, Inc. and serves on the Board of Trustees for the Van Kampen Mutual Funds.

FRANK C. HERRINGER

Mr. Frank C. Herringer, age 64, has served as a director of the Company since May 2004. Mr. Herringer has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1995. From 1991 to 1999, he served as Chief Executive Officer of Transamerica and from 1986 to 1999 he served as President. From 1999 to 2000, Mr. Herringer served on the Executive Board of Aegon N.V. and as Chairman of the Board of Aegon U.S.A. Mr. Herringer is a director of The Charles Schwab Corporation.

GILBERT S. OMENN

Dr. Gilbert S. Omenn, age 65, has served as a director of the Company since January 1987. Since September 1997, he has been Professor of Internal Medicine, Human Genetics and Public Health at the University of Michigan. From September 1997 to July 2002, Dr. Omenn also served as Executive Vice President for Medical Affairs and as Chief Executive Officer of the University of Michigan Health System. From July 1982 to September 1997, Dr. Omenn was the Dean of the School of Public Health and Community Medicine and Professor of Medicine at the University of Washington. Dr. Omenn is a director of Rohm & Haas Co. and OccuLogix, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOUR NAMED NOMINEES.

Directors Continuing in Office Until the 2008 Annual Meeting of Stockholders

DAVID BALTIMORE

Dr. David Baltimore, age 69, has served as a director of the Company since June 1999. He is currently President Emeritus of and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, or Caltech. From October 1997 to September 2006, Dr. Baltimore was the President of Caltech. From July 1995 to October 1997, Dr. Baltimore was an Institute Professor at the Massachusetts Institute of Technology, or MIT, and from July 1994 to October 1997, the Ivan R. Cottrell Professor of Molecular Biology and Immunology at MIT. Dr. Baltimore is a director of BB Biotech, AG, a Swiss investment company, and MedImmune, Inc. In 1975, Dr. Baltimore was the co-recipient of the Nobel Prize in Medicine.

JUDITH C. PELHAM

Ms. Judith C. Pelham, age 61, has served as a director of the Company since May 1995. She is currently President Emeritus of Trinity Health, a national system of healthcare facilities, including hospitals, long-term care, home care, psychiatric care, residences for the elderly and ambulatory care, and the third largest Catholic healthcare system in the U.S. From May 2000 to December 2004, Ms. Pelham was President and Chief Executive Officer of Trinity Health. From January 1993 to April 2000, Ms. Pelham was the President and Chief Executive Officer of Mercy Health Services, a system of hospitals, home care, long-term care, ambulatory services and managed care established to carry out the health ministry sponsored by the Sisters of Mercy Regional Community of Detroit. From 1982 to 1992, Ms. Pelham was President and Chief Executive Officer of Daughters of Charity Health Services, Austin, Texas, a network of hospitals, home care and ambulatory services serving central Texas.

KEVIN W. SHARER

Mr. Kevin W. Sharer, age 59, has served as a director of the Company since November 1992. Since May 2000, Mr. Sharer has been Chief Executive Officer and President of the Company and has also been Chairman of the Board since December 2000. From October 1992 to May 2000, Mr. Sharer served as our President and Chief Operating Officer. From April 1989 to October 1992, Mr. Sharer was President of the Business Markets Division of MCI Communications Corporation, a telecommunications company. From February 1984 to March 1989, Mr. Sharer served in numerous executive capacities at General Electric Company. Mr. Sharer is a director of 3M Company and Northrop Grumman Corporation.

Directors Continuing in Office Until the 2009 Annual Meeting of Stockholders

FREDERICK W. GLUCK

Mr. Frederick W. Gluck, age 71, has served as a director of the Company since February 1998. He is currently the Chairman of the Board and Chief Executive Officer of CytomX, Inc., a developer of cell sorting products. Mr. Gluck is a former managing partner of McKinsey & Company, Inc., an international management consulting firm. From 1967 to 1995, he served with McKinsey and from 1988 to 1994 he led the firm as its Managing Director, when he retired to join Bechtel Group, Inc., an engineering, construction and project management company, where he served as Vice Chairman and Director. Mr. Gluck retired from Bechtel in July 1998. He rejoined McKinsey as a consultant in 1998 and continued in that role until July 2003, when he retired. Mr. Gluck is a director of HCA Inc.

J. PAUL REASON

Admiral J. Paul Reason, USN (Retired), age 66, has served as a director of the Company since January 2001. He is currently a consultant for the Naval Studies Board. From September 2005 to September 2006, he

served as Vice Chairman and Director of Metro Machine Corporation, a privately-held ship repair company. From July 2000 to September 2005, he served as President and Chief Operating Officer of Metro Machine. From December 1996 to September 1999, Adm. Reason was a Four Star Admiral and Commander-In-Chief of the U.S. Atlantic Fleet of the U.S. Navy. From August 1994 to November 1996, Adm. Reason served as Deputy Chief of Naval Operations. From June 1965 to July 1994, Adm. Reason served in numerous capacities, both at sea and ashore, in the U.S. Navy. Adm. Reason is a director of Norfolk Southern Corporation.

LEONARD D. SCHAEFFER

Mr. Leonard D. Schaeffer, age 61, has served as a director of the Company since March 2004. He is currently a Senior Advisor for Texas Pacific Group, a private investment firm. Mr. Schaeffer is the former Chairman of the Board of Directors of WellPoint Inc., the largest health insurance company in the United States. From 1992 through 2004, he was Chairman and Chief Executive Officer of WellPoint Health Networks Inc. Mr. Schaeffer was the Administrator of the U.S. Health Care Financing Administration from 1978 to 1980. He is Chairman of the Board of the National Institute for Health Care Management and a member of the Institute of Medicine. Mr. Schaeffer is a director of Allergan, Inc.

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2007, and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited our financial statements since our inception in 1980. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

The holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter must vote “FOR” this proposal in order for the selection of Ernst & Young to be ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2.

ITEM 3

AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION

ELIMINATING THE CLASSIFICATION OF THE BOARD OF DIRECTORS

The Board has unanimously adopted and now recommends for your approval a proposal to amend Article Fifth of our Restated Certificate of Incorporation to eliminate the classification of our Board. Article Fifth of our Restated Certificate of Incorporation currently provides for the classification of our Board into three classes and, at each annual meeting of stockholders, the members of one class are elected to three-year terms as directors. It also contains provisions relating to such classification concerning the filling of director vacancies.

If the proposed amendments to the Restated Certificate of Incorporation and the proposed amendments to the Bylaws described in Item 4 below are approved by our stockholders, the classification of the Board will be eliminated, the current term of office of each director will end at the next annual meeting of stockholders and directors will thereafter be elected for one-year terms at each annual meeting of stockholders. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board will hold office until the next annual meeting of stockholders.

If the proposed amendments to both the Restated Certification of Incorporation and the Bylaws are not approved by stockholders, the Board will remain classified, and the four directors elected at this Annual Meeting will each serve until the 2010 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to their earlier retirement, resignation, disqualification, removal or death. All other directors will continue in office for the remainder of their full three-year terms and until their successors are duly elected and qualified, subject to their earlier retirement, resignation, disqualification, removal or death.

The classified Board structure has been in place since the Company was incorporated under the laws of the State of Delaware. The Board believes that the classified Board structure has provided us with certain advantages, including continuity and stability in the Board’s leadership and policies. We believe that this structure has facilitated long-term planning and enhanced the ability of the Board to implement business strategies. On the other hand, institutional and other investors note that a classified board of directors can make it more difficult for stockholders to change a majority of directors even where a majority of the stockholders are dissatisfied with the performance of incumbent directors. They believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing these polices.

The Board examined these arguments, in light of our size and financial strength, and determined that the classification of the Board should be eliminated. The proposed amendments will allow stockholders to review and express their opinions on the performance of all directors each year rather than over a three-year period. Because there is no limit to the number of terms an individual may serve, we do not believe that the continuity and stability of the Board’s membership and our policies and long-term strategic planning will be affected.

The text of the proposed amendments to the Restated Certificate of Incorporation is attached as Appendix A to this Proxy Statement.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposed amendments is required to approve the proposed amendments to the Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 3.

If approved by stockholders, the proposed amendments to the Restated Certificate of Incorporation will be effective only if the proposed amendments to both the Restated Certificate of Incorporation and the Bylaws described in this Item 3 and Item 4 below are approved by the required vote of stockholders and we file a Certificate of Amendment to the Restated Certificate of Incorporation, which includes the amendments to the Restated Certificate of Incorporation approved by stockholders, with the Secretary of State of the State of Delaware.

ITEM 4

AMENDMENTS TO BYLAWS

ELIMINATING THE CLASSIFICATION OF THE BOARD OF DIRECTORS

The Board has determined and now unanimously recommends for your approval a proposal to repeal the provisions of our Bylaws that provide for the classification of our Board. Sections 17 and 18 of Article IV of our Bylaws currently provide for the classification of our Board into three classes, and, at each annual meeting of stockholders, the members of one class are elected to three-year terms as directors.

If the proposed amendments to the Bylaws and the proposed amendments to the Restated Certificate of Incorporation described in Item 3 above are approved by our stockholders, the classification of the Board will be eliminated, the current term of office of each director will end at the next annual meeting of stockholders and directors will thereafter be elected for one-year terms at each annual meeting of stockholders. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board will hold office until the next annual meeting of stockholders. Please refer to Item 3 above for more information concerning the Board’s determination to propose to eliminate the classification of the Board, which we incorporate herein by reference.

If the proposed amendments to both the Restated Certificate of Incorporation and Bylaws are not approved by stockholders, the Board will remain classified, and the four directors elected at this Annual Meeting will each serve until the 2010 annual meeting of stockholders. All other directors will continue in office for the remainder of their respective full three-year terms, subject to their earlier retirement, resignation, disqualification, removal or death.

The text of the proposed amendments to the Bylaws is attached as Appendix B to this Proxy Statement.

The affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of our common stock entitled to vote on the election of directors is required to approve the proposed amendments to the Bylaws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 4.

If approved by stockholders, the proposed amendments to the Bylaws will be effective only if the proposed amendments to both the Restated Certificate of Incorporation and the Bylaws described in Item 3 above and this Item 4 are approved by the required vote of stockholders and we file a Certificate of Amendment to the Restated Certificate of Incorporation, which includes the amendments to the Restated Certificate of the Incorporation approved by stockholders, with the Secretary of State of the State of Delaware.

ITEM 5

STOCKHOLDER PROPOSALS

Certain stockholders have informed the Company that they intend to present the proposals set forth below at the Annual Meeting. If the stockholders or their respective representatives, who are qualified under Delaware law, are present at the Annual Meeting and properly submit their respective proposals for a vote, then the stockholder proposals will be voted upon at the Annual Meeting. The affirmative vote by holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for each stockholder proposal to pass.

In accordance with the Federal securities laws, the stockholder proposals and supporting statements are presented below exactly as submitted by the stockholders and are quoted verbatim (including footnotes) and are in italics. The stockholder proposals and supporting statements are presented in the order in which the Company received them from the stockholder proponents. The Company disclaims all responsibility for the content of the proposals and the supporting statements, including footnotes and websites contained in the supporting statements. Any reference to a website is not intended to function as a hyperlink, and the information contained on any such website is not intended to be part of this Proxy Statement.

FOR THE REASONS STATED IN THE BOARD’S RESPONSES, WHICH FOLLOW EACH OF THE STOCKHOLDER PROPOSALS, THE BOARD STRONGLY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” BOTH STOCKHOLDER PROPOSALS #1 AND #2.

Stockholder Proposal #1

Gloria J. Eddie, 1060 Cambridge Ave., Menlo Park, CA 94025, owner of 100 shares of our common stock, has notified the Company that she intends to submit the following proposal at the Annual Meeting:

ANIMAL WELFARE POLICY

This Proposal is submitted by Gloria J. Eddie.

RESOLVED, that the Board adopt and post an Animal Welfare Policy online which addresses the Company’s commitment to (a) reducing, refining and replacing its use of animals in research and testing, and (b) providing for the social and behavioral needs of those animals used in such research and testing, both by the Company itself and by all independently retained laboratories. Further, the shareholders request that the Board issue a report to shareholders on the extent to which in-house and contract laboratories are adhering to this policy, including the implementation of enrichment measures.

Supporting Statement:

The Boards of many companies have adopted and prominently published animal welfare policies on their Web sites committing to the care, welfare, and protection of animals used in product research and development. Our Company should be an industry leader with respect to animal welfare issues, and yet it has no publicly available animal welfare policy and is therefore below the industry standard.

However, the disclosure of atrocities recorded at Covance, Inc., an independent laboratory headquartered in Princeton, New Jersey,1 has made the need for a formalized, publicly available animal welfare policy that extends to all outside contractors all the more relevant, indeed urgent.2 Filmed footage showed primates being subjected to such gross physical abuses and psychological torments that Covance sued to enjoin People for the Ethical Treatment of Animals in Europe from publicizing it. The Honorable Judge Peter Langan in the United Kingdom refused to stop PETA from publicizing the film and instead ruled in PETA’s favor. The Judge stated in his opinion that the “rough manner in which the animals are handled and the bleakness of the surroundings in which they are kept... even to a viewer with no particular interest in animal welfare, at least cry out for explanation.”3

Shareholders cannot monitor what goes on behind the closed doors of the animal testing laboratories, so the Company must. Accordingly, we urge the Board to commit to promoting basic animal welfare measures as an integral part of our Company’s corporate stewardship.

We urge shareholders to support this Resolution.

[1]	PETA’s undercover investigator videotaped the systematic abuse of animals at Covance’s laboratory in Vienna, VA over a six month investigation.

[2]

In October 2005, Covance’s Director of Early Development stated that “We’ve worked with just about every major company around the world” (http://www.azcentral.com/arizonarepublic/eastvalleyopinions/articles/1021cr-edit21.html)

[3]

The case captioned Covance Laboratories Limited v. PETA Europe Limited was filed in the High Court of Justice, Chancery Division, Leeds District Registry, Claim No. 5C-00295. In addition to ruling in PETA’s favor, the Court ordered Covance to pay PETA £50,000 in costs and fees.

Board Response to Stockholder Proposal #1

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #1 for the following reasons:

Amgen is supportive of the principles of protecting the welfare of animals that underlie the proposal but believes that the actions proposed by the proponent are unnecessary. Amgen therapeutics have changed the practice of medicine, helping millions of people around the world in the fight against cancer, kidney disease, rheumatoid arthritis, and other serious illnesses. With a broad and deep pipeline of potential new medicines, Amgen remains committed to advancing science to dramatically improve people’s lives. We approach all studies involving animals with the highest level of humane concern. Not only is Amgen’s record and policy of animal care not “below the industry standard,” as the proposal claims, the care of all the animals in our studies meets or exceeds relevant local, national and international regulations.

Amgen makes every effort to use in vitro (non-animal) testing wherever possible. In addition, through our affiliations with industry, government and academic groups, we are working with regulators in an effort to increase the use of alternative models where such alternatives can be used appropriately. We are, however, legally obligated to evaluate potential new medicines rigorously to ensure that, to the greatest extent possible, they have been shown to be safe and effective. In vivo (animal) testing is a necessary and legally mandated component of biomedical research because the complexity of the human or animal body cannot yet be modeled adequately by computer or cell culture systems. However, Amgen is fully committed to replacing in vivo testing with other procedures wherever such tests are scientifically valid and do not compromise patient safety or the effectiveness of our medicines.

Amgen currently has an established corporate policy designed to safeguard the welfare of animals involved in studies conducted by Amgen, the protocols and demands of which meet or exceed the standards of care and humaneness set by the National Research Council of the National Academy of Sciences, the National Institutes of Health; and the U.S. Department of Agriculture as mandated under the Animal Welfare Act. When animal studies are deemed necessary, it is Amgen’s policy that (1) animals are treated humanely, ethically and in accordance with veterinary practices that meet currently accepted laboratory animal care standards to promote their comfort and well-being; (2) that their use is scientifically justified; and (3) that their care and treatment are carefully scrutinized by an effective institutional animal care and use review process. Further, Company facilities are required to meet currently accepted laboratory animal care standards.

In addition, when Amgen employs contract research organizations to conduct studies on its behalf, such partners are required to demonstrate their compliance with applicable regulations and standards. Not only does Amgen impose oversight over these contractors’ conduct of studies, including specific monitoring of animal welfare, but such organizations are also typically held accountable to many regulatory authorities and accrediting agencies, including, among others, the United States Department of Agriculture (USDA), the Food and Drug Administration (FDA), the Public Health Service (PHS) and the Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC). Moreover, Amgen has taken this practice of oversight a step further, instituting a formal policy that contains standards for animal welfare, both for itself and its contract partners, that exceeds the requirements of law.

Similarly, the Board has oversight over the Company’s business operations and, in particular, the Board’s Corporate Responsibility and Compliance Committee would be apprised of any significant compliance violations involving the use of animals in the Company’s research and development efforts.

Because of Amgen’s existing efforts, policies and practices, together with Board and committee oversight, the Board does not believe that this proposal is necessary. The Board believes that the Company’s existing program is sufficient to ensure that the highest level of care for animals is used both by us and by our contract laboratories. In addition, the Board believes that publishing an additional report to stockholders would be an inefficient use of company resources that would be better devoted to building on Amgen’s tradition of medical breakthroughs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL #1.

Stockholder Proposal #2

Calvert Group, LTD, Fund Administration, 4550 Montgomery Avenue, Suite 1000N, Bethesda, MD 20814, owner of 1,087,669 shares of our common stock, has notified the Company that it intends to submit the following proposal at the Annual Meeting:

SUSTAINABILITY REPORT RESOLUTION

2007 — Amgen Inc.

Whereas:

Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value. Many investors believe companies that are good employers, environmental stewards, and corporate citizens are more likely to generate incremental financial returns, be more stable in turbulent economic and political conditions, and enjoy long-term business success.

Mainstream financial companies are seeking tools to understand the links between sustainability performance and capital markets. According to research consultant Innovest, major investment firms including ABN-AMRO, Schroders, T. Rowe Price, and Legg Mason subscribe to information on companies’ social and environmental practices to help make investment decisions.

Sustainability refers to endeavors that meet present needs without impairing the ability of future generations to meet their own needs. It includes “encouraging long lasting social well being in communities where [companies] operate, interacting with different stakeholders (e.g. clients, suppliers, employees, government, local communities, and non-governmental organizations), and responding to their specific and evolving needs, thereby securing a long-term ‘license to operate,’ superior customer and employee loyalty, and ultimately superior financial returns.” (Dow Jones Sustainability Group)

In 2005, approximately 2045 companies globally produced reports on sustainability issues. (www.corporateregister.com)

Amgen competes internationally, and global expectations regarding sustainability reporting are increasing. The European Commission recommends corporate sustainability reporting, and listed companies in Australia, South Africa and France are required to provide investors with information on their social and environmental performance.

Companies increasingly recognize that transparency and dialogue about sustainability are elements of business success. In his message to stakeholders, Hank McKinnell, Pfizer’s Chairman of the Board and Chief Executive Officer, states in the company’s 2005 Corporate Citizenship Report, “All our interests are best served when our colleagues think and act not with the next quarter in mind, but the next generation. Acting as a leading corporate citizen is the way to produce sustainable value for our shareholders. That requires integrating citizenship across Pfizer’s value chain, through a well-defined framework that guides all that we do.”

RESOLVED: Shareholders request that the Board of Directors issue a sustainability report to shareholders, at reasonable cost, and omitting proprietary information, by October 31, 2007.

SUPPORTING STATEMENT

The report should include Amgen’s definition of sustainability, as well as a company-wide review of company policies, practices, and metrics related to long-term social and environmental sustainability.

We recommend that Amgen use the Global Reporting Initiative’s Sustainability Reporting Guidelines (“The Guidelines”) to prepare the report. The Global Reporting Initiative (www.globalreporting.org) is an international organization developed with representatives from the business, environmental, human rights and labor communities. The Guidelines provide guidance on report content, including performance on direct economic impacts, environmental, labor practices and decent work conditions, human rights, society, and product responsibility. The Guidelines provide a flexible reporting system that allows the omission of content that is not relevant to company operations. According to GRI, upwards of 1000 organizations around the world report using GRI, including 3M, Intel, Starbucks, and Microsoft.

Board Response to Stockholder Proposal #2

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #2 for the following reasons:

The Board believes that the Company’s current policies and practices concerning social, environmental and economic issues already address the underlying concerns raised by this stockholder proposal.

•

The Company requires every individual who conducts business for or on behalf of Amgen to behave ethically and in compliance with all applicable laws and Company policies and to exert due diligence in preventing and detecting violations of such laws and policies.

•

The Company’s operational guidelines require staff members involved with processes that could affect the environment to perform their jobs conscientiously and to mandate proper disposal of waste, accurate monitoring of environmental discharges and emissions and safe handling of hazardous materials. The Company has implemented programs that have demonstrated environmental responsibility in its energy use, water use and hazardous waste generation. LEED (Leadership in Energy and Environmental Design) standards are evaluated in the Company’s building designs and applied where appropriate.

•

The Company has been repeatedly recognized as responding to the needs and well-being of the Company’s employees. In 2006, Amgen appeared for the seventh time on Fortune’s “100 Best Companies to Work For in America” list, and The Scientist ranked Amgen first among large companies in its 2006 “Best Places to Work in Industry.”

•

The Company is committed to encouraging social well-being in the Company’s local communities and has undertaken a number of initiatives to serve patients and their families and the communities in which Amgen’s employees work and live, including the Amgen Foundation, corporate giving and disaster relief programs.

The Company’s website at http://www.amgen.com already reports on many of these initiatives and policies and how Amgen confronts the issues raised in the proposed resolution. For example, the website contains information with respect to existing reports and policies including codes of conduct for the Board, staff and suppliers, the Board’s Corporate Governance Principles, reporting of the minority and female statistical composition of the Company’s U.S. workforce, and the Company posts semi-annual reports of the Company’s political contributions in the United States.

The Board appreciates that investors have an interest in good corporate citizenship and social responsibility. The Board and the Corporate Responsibility and Compliance Committee maintain oversight and routinely assess the environmental programs and initiatives of the Company. The Board believes, however, that the investment of employee and financial resources required to produce the expansive report demanded in this proposal would be an unnecessary and imprudent use of stockholder assets.

For the foregoing reasons, the Board believes that the proposal is not in the best interests of Amgen or its stockholders and recommends a vote against it.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL #2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 28, 2007 by: (i) each director and nominee; (ii) our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers for the year ended December 31, 2006 (collectively, the “Named Executive Officers”); (iii) all of our directors and nominees, Named Executive Officers and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our common stock.

	Common Stock Beneficially Owned(1)(2)
Beneficial Owner	Number of Shares	Percent of Total
David Baltimore	117,284	*
Frank J. Biondi, Jr.(3)	111,684	*
Jerry D. Choate(4)	167,684	*
Frederick W. Gluck	104,684	*
Frank C. Herringer(5)	40,116	*
Gilbert S. Omenn	287,192	*
Judith C. Pelham	103,684	*
J. Paul Reason	95,734	*
Leonard D. Schaeffer(6)	34,684	*
Kevin W. Sharer(7)	513,851	*
George J. Morrow	255,417	*
Roger M. Perlmutter	492,031	*
Dennis M. Fenton(8)	502,655	*
Richard D. Nanula	523,750	*
Barclays Global Investors, NA.(9) 45 Fremont Street San Francisco, CA 94104	69,963,730	6%
All directors and nominees, Named Executive Officers and executive officers as a group (17 individuals)(3)(4)(5)(6)(7)(8)	3,669,680	*

*	Less than 1%

(1)	Information in this table is based on our records and information provided by directors, nominees, Named Executive Officers, executive officers and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and nominees, Named Executive Officers and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust. Based on 1,167,043,894 shares of our common stock outstanding as of February 28, 2007.

(2)	Includes shares which the individuals shown have the right to acquire upon vesting of restricted stock units, or RSUs, that have not been deferred to a date later than 60 days after February 28, 2007 or upon exercise of vested options as of February 28, 2007 or within 60 days thereafter as follows: Dr. Baltimore, 109,000 shares; Mr. Biondi, 107,000 shares; Mr. Choate, 155,000 shares; Mr. Gluck, 95,000 shares; Mr. Herringer, 25,000 shares; Dr. Omenn, 111,000 shares; Ms. Pelham, 95,000 shares; Adm. Reason, 91,000 shares; Mr. Schaeffer, 30,000 shares; Mr. Sharer, 386,249 shares; Mr. Morrow, 245,417 shares; Dr. Perlmutter, 443,750 shares; Dr. Fenton, 405,670 shares; and Mr. Nanula, 513,750 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(3)	Excludes 2,978 shares that Mr. Biondi has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after February 28, 2007.

(4)	Includes 4,000 shares held by the JDC Family Foundation, a 501(c)(3) non-profit charitable trust, for which Mr. Choate is the trustee with sole voting and investment power with respect to such shares. Mr. Choate disclaims any beneficial interest in such shares.

(5)	Includes 10,075 shares held by family trusts. Excludes 1,335 shares that Mr. Herringer has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after February 28, 2007.

(6)	Excludes 2,978 shares that Mr. Schaeffer has the right to acquire pursuant to vested RSUs that have been deferred to a date later than 60 days after February 28, 2007.

(7)	Includes 123,294 shares held by a trust.

(8)	Includes 83,649 shares held by family trusts, for which Dr. Fenton has shared voting and investment power.

(9)	The amounts shown and the following information was provided by Barclays Global Investors, NA. and certain of its affiliates pursuant to a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007, indicating beneficial ownership as of January 9, 2007. The shares include: (i) Barclays Global Investors, NA. reported sole voting power with respect to 41,656,371 shares of our common stock and sole dispositive power with respect to 49,781,815 shares of our common stock; (ii) Barclays Global Fund Advisors reported sole voting power with respect to 10,050,187 shares of our common stock and sole dispositive power with respect to 10,058,545 shares of our common stock; (iii) Barclays Global Investors, Ltd. reported sole voting power with respect to 7,238,670 shares of our common stock and sole dispositive power with respect to 7,238,670 shares of our common stock; (iv) Barclays Global Investors Japan Trust and Banking Company Limited reported sole voting power with respect to 1,255,862 shares of our common stock and sole dispositive power with respect to 1,255,862 shares of our common stock; and (v) Barclays Global Investors Japan Limited reported sole voting power with respect to 1,628,838 shares of our common stock and sole dispositive power with respect to 1,628,838 shares of our common stock.

CORPORATE GOVERNANCE

Board Independence

The Board has determined that each of our non-employee directors, which includes all four nominees for election to the Board at the Annual Meeting, is independent under the listing standards of NASDAQ. Mr. Sharer is not independent based on his service as our Chief Executive Officer and President. In making its independence determinations, the Board reviewed transactions and relationships between the director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, Company records and publicly available information. Specifically, the Board considered the following types of relationships and transactions: (i) principal employment of and other public company directorships held by each non-employee director, which are set forth in “ITEM 1 ELECTION OF DIRECTORS” above; (ii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between the Company and/or its subsidiaries or affiliates and any entity for which the non-employee director, or his or her immediate family member, is an executive officer or greater-than-10% shareholder; and (iii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between the Company and/or its subsidiaries or affiliates and any other public company for which the non-employee director serves as a director. The relationships and transactions reviewed by the Board included the following:

•

Dr. Baltimore is currently President Emeritus of and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, or Caltech. The following contracts and arrangements exist between the Company or its affiliates and Caltech: (i) the Company has several agreements with Caltech pursuant to which the Company is to pay Caltech for research and research facility-related other services and where the aggregate amount involved for all such agreements is less than $100,000; and (ii) the Amgen Foundation has approved a $1 million grant to Caltech in four equal installments from 2006 to 2009 for the Amgen Scholars program, which funds summer science research programs at ten leading universities.

•

Mr. Biondi is a director of The Bank of New York Company, Inc., or BNY. Following its acquisition of JPMorgan’s corporate trust business in 2006, BNY became the trustee under our outstanding 4.00% Senior Notes due 2009, 4.85% Senior Notes due 2014, 0.125% Convertible Notes due 2011 and 0.375% Convertible Notes dues 2013. Since that time, the amounts paid to or billed by BNY for corporate trustee services total less than $26,000.

In each case, the Board determined that the relationships and transactions reviewed with respect to each non-employee director did not warrant a determination that the director was not independent.

Board Meetings

The Board held six meetings in 2006, and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. We and the Board expect all directors to attend the annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All members of the Board were present at our 2006 annual meeting of stockholders.

The independent members of the Board met in executive session without management six times in 2006. The Chairman of the Governance and Nominating Committee presided at such meetings.

Board Committees

The Board maintains charters for each of its standing committees, which include the Audit Committee, the Compensation and Management Development Committee, the Corporate Responsibility and Compliance Committee and the Governance and Nominating Committee. In addition, the Board has adopted a written set of corporate governance principles and a director’s code of conduct that generally formalize practices we have in place. To view the charters of the committees named above, the corporate governance principles and the Board of Directors’ code of conduct, please visit our website at http://www.amgen.com.1

Audit Committee

The Audit Committee met nine times in 2006. Mr. Biondi serves as Chairman and Dr. Baltimore, Mr. Herringer, Dr. Omenn and Ms. Pelham serve as members of the Audit Committee. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the Securities and Exchange Commission, or SEC, regarding audit committee membership. The Board has determined that each of Messrs. Biondi and Herringer is an “audit committee financial expert” as defined by the SEC.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of the independent registered public accountants, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent registered public accountants (when appropriate) our audited consolidated financial statements included in our Annual Report on Form 10-K and earnings press releases.

Compensation and Management Development Committee

The Compensation and Management Development Committee, or Compensation Committee, met six times in 2006. Mr. Choate serves as Chairman and Mr. Gluck, Adm. Reason and Mr. Schaeffer serve as members of the Compensation Committee, each of whom has been determined by the Board to be independent under the listing standards of NASDAQ.

The Compensation Committee is responsible for assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans

(1)	This website is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be part of this Proxy Statement.

and equity-based plans, overseeing succession planning for senior management and determining executive compensation. The Governance and Nominating Committee is responsible for evaluating and making recommendations to our Board regarding director compensation.

The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers are as follows:

•	Compensation for our executive officers, including the Named Executive Officers, is generally determined annually in March.

•

With respect to our Chief Executive Officer, or CEO, during the first calendar quarter of each year, the Compensation Committee reviews and approves individual and corporate goals and objectives for the current year, evaluates his performance in light of the goals and objectives established for the prior year, considers competitive market data and establishes his compensation based on this evaluation. The values of each component of total direct compensation (base salary, target annual cash incentive and equity awards) for the current year, as well as total annual compensation for the prior year (including equity holdings, potential change of control payments and vested benefits under our Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan as of the end of the last fiscal year), are considered at this time. As part of the evaluation process, the Compensation Committee Chairman solicits comments from other Board members. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and are reported to and reviewed by the Board in an independent directors’ session.

•

Our Compensation Committee determines compensation for the other executive officers based on the recommendations of our CEO following an annual performance review by our CEO with each of the other executive officers, all of whom report directly to our CEO. The Compensation Committee has typically followed these recommendations. During the performance reviews, the other executive officers have an opportunity to provide input regarding their contributions to the Company’s success for the period being assessed. As with CEO compensation, the Compensation Committee also considers competitive market data in making final determinations regarding the compensation of the other executive officers.

•

In setting executive compensation, the Compensation Committee first selects an appropriate peer group, then compares our executive compensation practices to the practices of the peer group. Peer group benchmarking data regarding the amount and form of executive compensation is obtained annually for this purpose from the Pharmaceutical Human Resources Association Executive Database, which is maintained by Towers Perrin, an independent compensation consulting firm.

•	During 2006, no compensation consultants were engaged by us or the Compensation Committee to provide advice regarding director or executive compensation.

•	The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No delegation of this authority was made in 2006.

•	The Compensation Committee holds executive sessions (with no members of management present) at each of its meetings.

Equity Award Committee

Our Board has delegated the responsibility for determining equity awards to non-Section 16 officers and employees below the level of Senior Vice President to the Equity Award Committee of the Board. The Equity Award Committee has the authority to make equity-based grants to eligible employees for purposes of compensation, retention, promotion and commencement of employment under the Company’s plans and programs, consistent with the equity grant guidelines established annually by the Compensation Committee using peer group market survey data and current guidelines to determine the appropriate grant levels according to position level for the upcoming year. In addition, the Equity Award Committee presents a report to the

Compensation Committee at least twice a year summarizing the equity-based awards made by the Equity Award Committee. In 2006, the sole member of the Equity Award Committee was Mr. Sharer and actions by the Equity Award Committee were taken by written consent. In March 2007, Mr. Choate was appointed as an additional member of the Equity Award Committee and as its Chairman.

Governance and Nominating Committee

The Governance and Nominating Committee, or Governance Committee, met four times in 2006. Mr. Herringer serves as Chairman and Messrs. Choate and Gluck serve as members of the Governance Committee, each of whom has been determined by the Board to be independent under the listing standards of NASDAQ.

The Governance Committee oversees the corporate governance and Board membership matters of the Company. Among the Governance Committee’s responsibilities, the Governance Committee evaluates and makes recommendations to our Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

The processes and procedures of the Governance Committee for considering and determining director compensation are as follows:

•

The Governance Committee has authority to evaluate and make recommendations to our Board regarding director compensation. The Governance Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group, then the Governance Committee may determine to make recommendations to our Board regarding possible changes. The Governance Committee has authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in 2006.

•

The Governance Committee has the authority to retain consultants to advise on director compensation matters. No director compensation consultants were retained in 2006. No executive officer has any role in determining or recommending the form or amount of director compensation.

•	In 2006, the Governance Committee reviewed a benchmark analysis of the current director compensation program and determined to make no changes.

In 2007, the Governance Committee recommended to the Board that it amend our Director Equity Incentive Program to align the timing of equity grants to directors with our equity awards policy described under “COMPENSATION DISCUSSION AND ANALYSIS—Policies Relating to Our Common Stock—Equity Awards Policy.”

The Governance Committee is also responsible for developing and overseeing the Board’s corporate governance principles and a code of conduct applicable to members of the Board, and our officers and employees, and for monitoring the independence of the Board. The Governance Committee also determines Board membership qualifications, selects, evaluates and recommends to the Board nominees to fill vacancies as they arise, reviews the performance of the Board, and is responsible for director education. The Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. Such guidelines are included in this Proxy Statement as Appendix C. Stockholders wishing to communicate with the Governance Committee regarding recommendations for director nominees should follow the procedure described in “—Communication with the Board” below. Additionally, the Governance Committee selects and recommends to the Board nominees for appointment as executive officers and certain other officers.

Corporate Responsibility and Compliance Committee

The Corporate Responsibility and Compliance Committee, or Compliance Committee, met four times in 2006. Mr. Schaeffer serves as Chairman and Drs. Baltimore and Omenn, Ms. Pelham and Adm. Reason serve as members of the Compliance Committee. The Compliance Committee is responsible for overseeing our corporate compliance program and reviewing our programs in the areas of ethical conduct, environmental protection, health and safety, human resources and government affairs. Additionally, the Compliance Committee monitors political, social and environmental trends and public policy issues that may affect our business or public image, and reviews our political and charitable activities.

Our compliance program is designed to promote ethical business conduct and ensure compliance with applicable laws and regulations. We have codes of conduct for our Board, staff and suppliers that delineate standards for ethical business conduct and legal and regulatory compliance as well as a business conduct hotline through which anonymous reports of misconduct can be made to our Chief Compliance Officer. Our Chief Compliance Officer, who reports to the Compliance Committee, oversees the ongoing operations of the compliance program. The key objectives of our compliance program operations include providing ongoing compliance training and education, auditing and monitoring of compliance risks, maintaining and promoting the business conduct hotline, conducting investigations, responding appropriately to any compliance violations and taking appropriate steps to detect and prevent recurrence.

Executive Committee

The Executive Committee met once in 2006. Mr. Sharer serves as Chairman and Messrs. Biondi, Choate, Herringer and Schaeffer serve as members of the Executive Committee. The Executive Committee has all the powers and authority of the Board in the management of our business and affairs, except with respect to certain enumerated matters including Board composition and compensation, changes to our Restated Certificate of Incorporation, or any other matter expressly prohibited by law or our Restated Certificate of Incorporation.

Communication with the Board

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive office, One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the Chairman of the Governance Committee.

Compensation Committee Report(1)

The Compensation and Management Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 Annual Meeting Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Compensation and Management Development Committee

of the

Board of Directors

Jerry D. Choate, Chairman

Frederick W. Gluck

J. Paul Reason

Leonard D. Schaeffer

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Choate and Gluck, Adm. Reason and Mr. Schaeffer. Mr. Choate’s daughter, Amy Choate, was employed by us as a human resources manager until January 16, 2007. Her 2006 compensation (salary, bonus, vacation benefits and equity-based compensation expense recognized for financial reporting purposes under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”) was less than the threshold amount that would require disclosure as a related party transaction.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the cautionary statements in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006 and in our periodic reports on Form 10-Q and Form 8-K.

(1)	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses compensation to our Named Executive Officers, which consists of our Chief Executive Officer, our Chief Financial Officer and the three next most highly paid executive officers of the Company as determined under the rules of the Securities and Exchange Commission, or SEC.

Compensation to the Named Executive Officers is determined by the Compensation and Management Development Committee of our Board, or Compensation Committee. The Compensation Committee is composed entirely of independent directors, as defined under NASDAQ rules, and none of its members is a current or former employee of the Company. All decisions of the Compensation Committee are reported to our Board.

There are no material differences in the compensation policies or decisions with respect to the Named Executive Officers, except that our compensation for our Chief Executive Officer, or CEO, is determined exclusively by the Compensation Committee, while the compensation of the other Named Executive Officers is determined by the Compensation Committee based on similar criteria, but also takes into account the recommendations of our CEO.

Executive Summary

We believe that our executive compensation program should:

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Pay for performance by rewarding and encouraging superior Company and individual performance on both a short- and long-term basis, in a way that promotes alignment with long-term stockholder interests;

•	Attract, motivate and retain highly qualified executives by paying them competitively, consistent with our success and their contributions to this success; and

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Consider all Amgen staff members by taking into account their compensation treatment in the design of our executive compensation program so that we have a comprehensive and thoughtful approach to rewarding all employees who contribute to our success.

To achieve these objectives, the Compensation Committee has designed our executive compensation program so that total direct compensation (consisting of base compensation and both annual and long-term incentive compensation) is earned largely based on attaining pre-established strategic objectives, outperforming our competitors, stock appreciation and individual achievement. Our long-term incentive programs, in particular, are sized and structured so that a significant portion of total direct compensation is delivered in the form of equity (performance units and stock options), rather than cash, to create incentives for long-term performance and to promote alignment with stockholder returns over the relevant periods.

To be consistent in the way that we reward those at all levels of the Company who contribute to our success, every staff member worldwide is eligible to earn an annual bonus based in large part on the same set of strategic goals used by the Compensation Committee in exercising its discretion to reward performance in our executive compensation program. In addition, nearly every staff member receives an annual equity grant, managed within an overall annual grant budget that uses less than 1% of our outstanding shares, to provide long-term incentives for employees across the entire company. The equity incentive program is designed so that equity awards for staff members at lower job levels are granted in a form with the least risk (restricted stock units), while equity awards for the Named Executive Officers and other executives involve greater risk (performance units and stock options) because their ultimate value is determined by Company financial performance and stock appreciation.

We take a comprehensive approach, known internally as Total Rewards, in the design of our compensation and benefits programs for the Named Executive Officers—and we employ the same approach and philosophy for every staff member around the world. Total Rewards is made up of the total direct compensation programs referenced above plus welfare benefits, savings plans and other reward elements. For the Named Executive Officers, our Total Rewards approach consists of the following:

Base Salaries

Base salaries are managed within wide bands set around the median base pay levels of our peer group of major pharmaceutical and biotechnology companies. Annual base salary increases are determined based on market competitive data and an assessment of individual performance.

Our CEO’s 2006 base salary was targeted slightly below our peer group median.

Annual Cash Incentives

Annual cash incentive, or bonus, opportunities are based on a target percentage of base salary for each job level. Bonuses are earned primarily based on Company performance measured against a set of pre-established strategic goals as well as an assessment of individual performance.

Our strategic goals for 2006 and their weightings were:

•	double-digit revenue and earnings per share growth (40%);

•	adding to and developing the molecules in our research and development pipeline (40%);

•	preparing to compete with follow-on biologics (8%);

•	improving our operational effectiveness and risk management (8%); and

•	developing our staff members (4%).

Of the above, Company financial performance goals consisted of revenue and earnings per share (as adjusted for certain items) growth, weighted equally, with 13% revenue growth at the target level, 17% revenue growth at the maximum level, 13% earnings per share growth at the target level and 19% earnings per share growth at the maximum level for 2006.

Our CEO’s bonus target level for 2006 approximated the 75th percentile of our peer group. His actual bonus for 2006 was well above the bonus target level (as were the average bonuses of staff members at all levels) based upon the Company significantly surpassing the target level of performance on each of our strategic goals.

Beginning in 2007, we have adopted a policy that requires our Board to consider recapturing past bonus payments made to executive officers, including the Named Executive Officers, if it is subsequently determined that the amounts of such bonuses were determined based on financial results that are later restated.

Long-Term Incentives

For the Named Executive Officers, long-term incentives consist of stock options and performance units, delivered in approximately equal amounts based on target values at the time of grant. Consistent with our objective of ensuring that equity programs for executives are performance-based, we do not routinely grant time-based restricted stock to the Named Executive Officers, and our CEO has never received a restricted stock grant.

Stock options have a seven-year term, generally vest in equal installments over four or five years and are priced at the closing price of our common stock on the date of grant. Beginning in 2007, we have adopted a policy of issuing our annual grants of stock options and other equity awards on the day that is two business days following the day on which our first fiscal quarter earnings are released. Other stock option grants during the year (primarily for new hires) will be issued on one of four quarterly grant dates, each set on the second business day after the day of public release of our quarterly or annual earnings.

Our CEO’s 2006 stock option grant represented approximately 1.7% of all stock options granted by us that year (excluding options assumed in connection with our acquisition of two companies).

Performance units are granted under our Performance Award Program, a stock-based, pay-for-performance program designed to focus executives on achieving sustained superior operating results. Performance units granted are earned based on our compounded three-year revenue and earnings per share growth (as defined in our Performance Award Program), as compared to both internal objectives as well as relative to the results of a thirteen-company comparator group. Members of the comparator group for the 2006-2008 performance unit grant were:

• Abbott Laboratories • AstraZeneca PLC • Biogen Idec • Bristol-Myers Squibb Co. • Eli Lilly and Co.	• Genentech, Inc. • GlaxoSmithKline Inc. • Johnson & Johnson • Merck & Co.	• Novartis International AG • Pfizer Inc. • Sanofi-Aventis • Wyeth

A target number of performance units is earned if we meet or exceed both internal objectives, and no units are earned if the threshold level of performance for neither of the objectives is achieved. Awards above target can only be earned if we are ranked above the sixth company in the comparator group for one or both of the goals, with the maximum award (225% of target) only possible if we are ranked first among the comparator group for both goals. Performance unit awards are considered earned as of the end of the performance period and are determined and paid out after the end of the performance period. Payment of performance unit awards are delivered in shares of our common stock.

As compared to other companies, we include many more staff members as a percentage of our population (approximately 570 staff members, or 3.4% of staff as of March 2006 when the 2006-2008 performance unit grant was approved) in this program, based on our belief that this leadership group is collectively accountable for driving our financial results over the long term.

Our CEO’s 2006-2008 performance unit grant represented approximately 6.9% of all performance units we granted in 2006.

As with our annual cash incentive program, beginning in 2007, we have adopted a policy that requires our Board to consider recapturing past performance unit awards made to executive officers, including the Named Executive Officers, if it is subsequently determined that the amounts of such awards were determined based on financial results that are later restated.

Stock ownership guidelines for all officers, including the Named Executive Officers, were established in late 2002 with a five-year compliance period. Our CEO’s guideline requirement is to own shares of our common stock in the amount of five times base salary by the end of 2007, while the other Named Executive Officers are required to own shares of our common stock valued at three times base salary by that time.

Our CEO owns shares in excess of his ownership requirement.

Welfare Benefits

The Named Executive Officers are eligible to participate in the same medical, dental, life, disability and accident insurance programs that are available to our U.S.-based staff members. We also offer a supplemental disability plan to higher income staff members, including the Named Executive Officers, which allows them to buy an additional amount of disability coverage at their own expense.

Savings and Deferred Compensation Plans

The Named Executive Officers are eligible to participate in the same savings plans (our Retirement and Savings Plan and our Supplemental Retirement Plan) that are available to our U.S.-based staff members. These plans were structured to compete with the combination of defined benefit and defined contribution plans offered to all employees by peer group companies. Plans offered only to top executives at peer group companies were not included in the competitive benchmarking. Our Retirement and Savings Plan, which is our 401(k) savings plan, provides a Company contribution in the amount of 5% of eligible compensation (which generally is base salary and bonus) to each participant, with an additional Company match of up to 5% of eligible compensation corresponding to the amount contributed by the participant. Company contributions on amounts earned above the Internal Revenue Service, or IRS, qualified plan income limits are credited to our Supplemental Retirement Plan, a nonqualified plan that is available to all U.S.-based staff members who exceed such limits. All investment options in these plans are market-based—there are no "above-market" or guaranteed rates of return offered in these plans.

We also offer a nonqualified deferred compensation plan to all U.S.-based staff members at job Level 7 and above (approximately 1,550 staff members, or 8.9% of our U.S.-based staff members as of November 2006, including the Named Executive Officers), which allows these staff members to save in a tax-advantaged manner for retirement, up to maximum amounts typical at peer group companies. The Company makes no matching or other standard contributions to this plan on a regular basis. Investment options are the same as those offered for the savings plans and are market-based—there are no "above-market" or guaranteed rates of return offered in this plan. Deferred amounts are general unsecured obligations of the Company, and are subject to the Company’s on-going financial solvency.

We offer no traditional (defined benefit) pension plan or Company-paid retiree medical coverage to our U.S.-based employees.

Perquisites

Perquisites, or “perks,” are intended to be limited at Amgen. The Named Executive Officers have access to the same high quality facilities and workplace amenities as do all of our staff members, consistent with our commitment to providing a positive work environment. The Named Executive Officers receive an annual allowance of $15,000 for personal financial planning and tax preparation services (in 2005, we allowed the unused portion of the allowance to be rolled over for one year in certain circumstances), in keeping with our interest in having the Named Executive Officers focus the optimal amount of their time, attention and capabilities on our business. The Named Executive Officers also are offered the opportunity to have a comprehensive annual physical examination at our expense, in line with the same Company interests.

On certain occasions, the Named Executive Officers have access to the personal use of a Company car and driver, with the objective of assisting them to meet both their personal and business obligations given their challenging business schedules and the often-complex accompanying logistics and for security reasons. Due to the nature of his role, periodically our CEO (and occasionally a Named Executive Officer other than the CEO) will make personal use of our aircraft, again with the objective of assisting them in meeting both personal and business obligations and for security reasons. Until December 31, 2006, we reimbursed the Named Executive Officers for their income taxes incurred as a result of receiving certain perquisites, such as reimbursement of personal financial planning and tax preparation services and for personal use of our car and driver. Beginning in 2007, we have eliminated tax gross-up reimbursements in connection with perquisites for the Named Executive Officers.

Severance Plans and Employment Agreements

We do not generally offer or enter into employment agreements, although specific terms included in offer letters or employment letters we assume in acquisitions sometimes create Company obligations that run beyond the first year of employment. To attract talented executives from the outside, such offer letters will sometimes include severance terms that apply to terminations that occur for reasons “other than cause” within a defined period from the date of hire.

Our CEO is not covered by a severance agreement, other than as noted below regarding change of control severance benefits. In the event of his termination for reasons other than a change of control, any severance compensation provided would be determined by the Compensation Committee, based upon the facts and circumstances in place at that time.

In the event of a change of control, we have a severance plan that provides severance payments to each Named Executive Officer, including the CEO, as well as over 1,500 other staff members, if a termination occurs under the circumstances described in the plan. The value of accelerated stock options vesting that occurs as the result of a change of control (as determined in accordance with Section 280G of the Internal Revenue Code as described in the plan) is subtracted from these severance amounts. The purpose of the plan is to provide continuity of management in the event of a change of control. The plan was structured so that payments and benefits are provided only if there is both a change of control and a termination of employment, either by us other than for “cause” or “disability” or by the participant for “good reason” (as each is defined in the plan)—sometimes referred to as a “double-trigger”—because the intent of the plan is to provide appropriate severance benefits in the event of a termination following a change of control, rather than to provide a change of control bonus. The plan is also intended to focus employee attention on completing a transaction that will be in the best interests of our stockholders rather than on concerns about future employment.

All of the programs summarized above are described more fully below and in the associated tables that follow.

Total Direct Compensation

We set target total direct compensation (base compensation and annual and long-term incentive compensation) for the Named Executive Officers generally around the median for comparable positions in a competitive peer group of other large companies in our industry.

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For 2006 compensation, the peer group used to set base salary, target annual incentive award levels and total cash compensation consisted of the companies (other than Amgen) included in the 2005 Pharmaceutical Industry Executive Compensation Survey conducted by Towers Perrin, a compensation consulting firm. These companies were Abbott Laboratories, AstraZeneca PLC, Bristol-Myers Squibb Co., Eli Lilly and Co., GlaxoSmithKline Inc., Hoffman-LaRoche Ltd., Merck & Co., Novartis International AG, Pfizer Inc., Sanofi-Aventis, Schering-Plough Corp. and Wyeth.

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For long-term incentive compensation (more fully described below), the Compensation Committee periodically conducts benchmarking reviews against a competitive peer group. The most recent review took place in advance of the annual long-term incentive grants made in 2005. Peer companies included in the benchmarking review at that time were Abbott Laboratories, Biogen Idec, Bristol-Myers Squibb Co., Eli Lilly and Co., Genentech, Inc., GlaxoSmithKline Inc., Johnson & Johnson, Merck & Co., Novartis International AG, Pfizer Inc., Sanofi-Aventis and Wyeth. The results of the study concluded that our grant practices were within 3% of the peer group median. For 2006, we have reduced the average size (measured in shares or units) of grants made to the Named Executive Officers by approximately 13%, reflecting, in part, the higher per-share or per-unit values resulting from the increase in our stock price from 2005 levels.

References to the “peer group” in the discussion below refer to the applicable peer group described above.

Cash Compensation

Base salaries for the Named Executive Officers are set by first determining midpoint salaries for each executive, based on median base salaries from comparable positions included in salary surveys of the peer group or actual base salary amounts included in proxy statements for comparable positions at peer group companies. The Compensation Committee then determines each executive’s base salary, after taking into account the executive’s individual performance during the prior year and assessing our competitive position. For the Named Executive Officers other than our CEO, base salary determinations by the Compensation Committee also take into account the recommendations of our CEO. Executives have no expectation or guarantee of a base salary increase based on a pre-determined percentage or otherwise and no formulaic base salary increases are granted.

Annual incentive compensation is generally designed to be competitive with the median for comparable positions in the peer group. To determine target payout levels, the Compensation Committee first reviews the median annual incentive target levels from comparable positions included in the salary surveys of the peer group and actual annual incentive payments reported in proxy statements, and then assigns target payout levels, typically based on the executive’s position.

Non-Cash Compensation

Long-term incentive compensation to the Named Executive Officers consists of the following:

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Performance units are rights to receive our common stock based on our compounded three-year revenue and earnings per share growth (as defined in our Performance Award Program). A three-year performance period was selected to provide a mid-term opportunity (compared to the longer-term period over which our stock options generally vest) to reward superior operating results measured by absolute and comparative financial performance. Three years is generally considered to be the maximum length of time for which a meaningful fixed financial performance goal can be established. The performance unit program was launched in 2004 in conjunction with a decision to significantly reduce the number of stock options granted annually and to tie equity grants more closely to Company performance.

For the 2004-2006 performance units, the target level for compounded three-year revenue growth was 17% and the target level for three-year compounded earnings per share growth was 21%. Our actual compounded three-year revenue and earnings per share growth for the 2004-2006 performance period exceeded these levels. Under our Performance Award Program, the 2004-2006 performance unit awards are considered earned as of December 31, 2006, the end of the performance period, and the amounts of the awards are determined by the Compensation Committee and paid out in the form of shares of our common stock (net of shares withheld for taxes) after the end of the performance period. The number of shares to be issued as payment for the performance unit awards is calculated by multiplying the number of units earned by the closing price of our common stock on the grant date to determine the dollar value of the awards earned. The dollar value earned is divided by the average of the closing prices of our common stock for the 30 trading days ending seven trading days before the date on which the Compensation Committee determines the award amount to determine the number of shares each executive will receive. The number of 2004-2006 performance units earned is estimated to be approximately 178% of the units granted. The estimated payout values of the 2004-2006 performance unit awards to the Named Executive Officers is shown in the Outstanding Equity Awards at Fiscal Year End table. Projected payout values for the 2006-2008 and 2005-2007 performance units are shown in footnotes 5 and 6 to the Outstanding Equity Awards at Fiscal Year End table. The actual amounts of the awards may differ from the estimated or projected amounts disclosed in this Proxy Statement.

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Stock options are rights to purchase our common stock at a pre-determined price (the closing price of our common stock on the date of grant), after the stock options have vested, usually over a period of four or five years. The Compensation Committee believes that equity ownership in the Company is an important element in tying compensation to stockholder value. Grants of stock options are designed to create incentives for executives by providing them with an opportunity to share, along with stockholders, in the long-term performance of our common stock. Our Named Executive Officers receive annual grants of stock options as part of their long-term incentive compensation. They may also receive special awards of stock options or restricted stock on an ad hoc basis as determined by the Compensation Committee for retention or other purposes. For annual grants of stock options, a vesting period of several years was selected to encourage long-term contributions toward corporate performance and was shortened from five to four years in 2005 to align with the vesting periods for stock options granted to other employees. A seven-year option term was selected because it provides a reasonable time frame within which the executive’s contributions to corporate performance can align with our stock appreciation. In addition, as compared with a ten-year option term typical at other companies, a seven-year option term allows us to more effectively manage the number of unexercised options that are outstanding.

Our annual budget for these long-term incentives (which covers nearly every employee, including the Named Executive Officers) is set by establishing an overall guideline based on approximately 0.5% of our estimated market capitalization, plus projected outstanding equity grant forfeitures, to calculate a total share usage budget, expressed in stock-option equivalents, for the upcoming year. Equity grant guidelines are then determined according to position level, using peer group market survey data and current Company guidelines to determine the appropriate annual grant levels for the upcoming year, and are converted from stock-option equivalents, or “planning shares,” to the actual forms of equity awards used. The number of planning shares for each Named Executive Officer is divided equally between performance units and stock options to balance mid- and long-term opportunities, then the number of planning shares for performance units is divided by 2.5 to determine the number of performance units to be granted, and the number of planning shares for stock options is divided by 1.0 to determine the number of stock options to be granted. The larger denominator used in determining the number of performance units granted reflects the higher potential value of the performance units as compared with the stock options. However, there is no guarantee of any payment from grants of performance units or stock options.

Composition of Total Direct Compensation

Setting total direct compensation as described above results in a significant fraction of compensation being delivered in the form of equity, rather than cash, and is weighted towards rewarding longer-term performance, as opposed to annual performance, to better promote alignment with long-term stockholder returns over the relevant periods.

•	In 2006, approximately 62%[1] of our CEO’s total direct compensation was delivered in the form of equity.

•	For the other Named Executive Officers in 2006, approximately 58% to 62%[1] of total direct compensation was delivered in the form of equity.

Actual total direct compensation for each Named Executive Officer is determined by the Compensation Committee based on the structure for setting target total direct compensation described above, appropriately adjusted to reflect the performance of the executive over time, as well as our annual performance (as reflected in the performance goals established for annual cash incentive awards for the Named Executive Officers) and our long-term performance (as reflected by stock appreciation for stock options and in the multi-year absolute and comparative earnings per share and revenue growth performance goals established for the performance units).

Increases or Decreases in Total Direct Compensation

Material increases or decreases in each direct compensation element (base salary, target annual cash incentives and grants of performance units and stock options) for each Named Executive Officer are determined based primarily on individual and Company performance and comparisons to the peer group. Additionally, Named Executive Officers may receive structural increases in compensation (i.e., increases across all direct compensation elements) if they are promoted.

•	With respect to base salary and annual incentives, the individual performance of a Named Executive Officer in any year may be considered by the Compensation Committee and compared to the base

(1)	Calculated using (i) the amounts shown in the “Salary” and “Non-Equity Plan Incentive Compensation” columns of the Summary Compensation Table for 2006; (ii) the grant date fair value of stock options granted in 2006, which is shown in the “Grant Date Fair Value of Stock and Option Awards” column of the Grants of Plan-Based Awards table; and (iii) the value of the 2006-2008 performance units shown in the Outstanding Equity Awards at Fiscal Year End table. This calculation methodology is the same used in the tally sheets reviewed by the Compensation Committee.

salary and annual incentives for a comparable position in the peer group and may cause a material increase in these elements for the Named Executive Officer the following year. While it is possible that unacceptable performance by a Named Executive Officer in a given year could result in a base salary decrease or a target annual incentive reduction the following year, it is more likely that a performance shortfall of this magnitude would result in a termination or re-assignment.

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With respect to long-term incentives, increases or decreases in compensation are determined based on stock appreciation and Company performance based on internal targets and compared to the peer group.

There were no material increases or decreases in compensation paid to the Named Executive Officers in 2006 as compared with 2005.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation that we may deduct for tax purposes in any year with respect to each of our Named Executive Officers, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. The executive compensation program is designed to maximize the deductibility of compensation. However, when warranted due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. These circumstances have included the following:

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To maintain a competitive base salary for the CEO position, the base salary provided to our CEO in 2006 exceeded the tax-deductible limit. As described above, midpoint base salaries for our Named Executive Officers are set to approximate the median of comparable positions in the peer group. The median base salary for chief executive officers in the peer group is more than $1 million.

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To attract highly qualified executives to join us and to promote their retention, we may offer other compensation elements that are not performance-based compensation under Section 162(m), such as time-vested grants of restricted stock or retention bonuses, as part of their initial employment offers, but not routinely on an on-going basis.

A limited number of incentive stock options, which are not tax deductible at the time of grant, exercise or upon a subsequent qualifying disposition of the underlying shares, may be granted to the Named Executive Officers as part of the stock option portion of their annual long-term incentive grants.

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including the Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance Section 409A and regulatory guidance issued by the IRS, we are currently operating such plans in compliance with Section 409A based upon our good faith, reasonable interpretation of the statute and the IRS’s regulatory guidance. Pursuant to that regulatory guidance, we expect that we will be required to amend some of our plans and arrangements to either make them exempt from or have them comply with Section 409A by the IRS’s deadline, which we currently anticipate will be December 31, 2007.

Total Compensation

Other Compensation

On a case-by-case basis, we have provided additional compensation to selected executives as part of their initial employment offers, in order to attract them from the outside and promote their retention.

Retention Bonuses. As part of their initial employment offers in 2001, Dr. Perlmutter and Mr. Morrow each received a retention bonus of $1 million, which was paid in five equal installments on each of their first five anniversaries with us. The last of these installments were paid in January 2006.

Severance Benefits. As part of their initial employment offers in 2001, each of Mr. Nanula, Dr. Perlmutter and Mr. Morrow were provided with severance benefits that expired during 2006 upon the fifth anniversary of their employment with us. These severance benefits entitled each of them to receive three years of base salary and target annual cash incentive (each paid monthly) and health care benefits (unless obtained from another employer) if he was terminated without cause, or if he resigned due to a reduction of duties, base salary or target-annual cash incentive opportunity, within five years after starting his employment with us. We do not generally provide pre-determined severance benefits to any employee on an on-going basis.

Executive Nonqualified Retirement Plan. As part of their initial employment offers in 2001, we agreed to provide Dr. Perlmutter and Mr. Morrow with supplemental retirement benefits based on their length of employment with us as a replacement for pension benefits foregone from their previous employers. The benefits are provided through their participation in our Executive Nonqualified Retirement Plan, which was established to provide supplemental retirement income benefits for a select group of management and highly compensated employees through Company contributions. Participants are selected by the Compensation Committee. Dr. Perlmutter and Mr. Morrow are currently the only participants in this plan. This plan is discussed in more detail under “EXECUTIVE COMPENSATION—Nonqualified Deferred Compensation—Executive Nonqualified Retirement Plan.”

Tally Sheets

In 2005, as part of its executive compensation review conducted annually in March, the Compensation Committee initiated a practice of reviewing a tally sheet setting forth all components of total compensation to the CEO, including base compensation, annual cash incentive, long-term incentive and equity awards, accumulated realized and unrealized stock option and performance unit award gains, accumulated payout obligations under our Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan and potential change of control and termination benefits. This practice was continued in 2006 with respect to 2005 compensation to the CEO. Commencing with 2006 compensation, this practice has been expanded so that the Compensation Committee now reviews a tally sheet of total compensation for each Named Executive Officer as well as a summary of multiple years of compensation to each Named Executive Officer. This is useful as a check on total annual compensation, particularly because the Compensation Committee’s decisions are usually made on a program-by-program basis and in the context of the program being considered. The tally sheets show the effect of compensation decisions made over time on the total annual compensation to a Named Executive Officer and allow the Compensation Committee to review historical amounts on the same page for comparative purposes.

Policies Relating to Our Common Stock

Officer Stock Ownership Guidelines

All of our officers, including the Named Executive Officers, are required to own the following amounts of our common stock by December 31, 2007 or by the fifth anniversary of their first long-term incentive grant at their current level, whichever is later:

Position	Stock Ownership Requirement
Chairman and CEO	five times base salary
Executive Vice President	three times base salary
Senior Vice President	a fixed number of shares representing approximately two times the typical base salary at this level in 2005
Vice President	a fixed number of shares representing approximately one times the typical base salary at this level in 2005

Under these guidelines, Mr. Sharer must own five times his 2007 base salary in shares of our common stock and each other Named Executive Officer must own three times his 2007 base salary in shares of our common stock by December 31, 2007. For purposes of the officer stock ownership guidelines, the following holdings will count towards satisfying the ownership guidelines: (i) issued and outstanding shares of our common stock held beneficially or of record by the officer that are not subject to transfer restrictions; (ii) issued and outstanding shares of our common stock held in a qualifying trust (as defined in the guidelines); (iii) issued and outstanding shares of our common stock held through a 401(k) plan or other similar plan; (iv) the number of shares of our common stock purchasable with the funds allocated to the officer in our employee stock purchase plan; and (v) restricted shares and shares of our common stock underlying restricted stock units, subject to certain limitations after the first five years that the officer is subject to the guidelines. No officer is allowed to hedge the risk associated with his or her Company stock ownership.

As of December 31, 2006, all executive officers, including the Named Executive Officers, met their applicable ownership guidelines, or were on track to achieve their ownership guidelines within the applicable compliance time frame.

Equity Awards Policy

Effective March 6, 2007, our Board has adopted a written policy regarding granting of equity awards, recognizing that the granting of equity awards raises important compensation, corporate governance, legal, tax and accounting issues. Under the policy, our annual grants of equity awards will be approved at an in-person or telephonic meeting of the Compensation Committee (for grants of equity awards to senior officers, including the Named Executive Officers) or the Equity Award Committee (for grants to all other employees). Approval of equity award grants will be by unanimous written consent only under unusual and compelling circumstances. The only days on which equity awards (such as to newly hired employees) may be granted, absent unusual and compelling circumstances, are on days that are two business days following the days on which our quarterly or annual earnings are released. Grants of equity awards on other days may be made only in unusual and compelling circumstances, but in no event may be made when directors and officers are prohibited from engaging in transactions in our common stock.

Insider Trading Policy

Our insider trading policy prohibits all employees and certain of their family members from purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also prohibits employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e., puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by executive officers to be pre-cleared by appropriate Company personnel.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our Named Executive Officers for all services rendered in all capacities to us in 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Nonqualified Deferred Compensation Earnings($)(6)	All Other Compensation ($)(7)	Total($)
				Performance Units and Restricted Stock	Stock Options	Executive Incentive Plan

Kevin W. Sharer Chairman of the Board, Chief Executive Officer and President	2006	1,482,692	0	10,413,810	6,697,199	4,525,000	0	956,818	24,075,519

Richard D. Nanula Executive Vice President and Chief Financial Officer	2006	812,250	0	3,689,004	2,037,918	1,240,000	0	229,957	8,009,129

Roger M. Perlmutter Executive Vice President, Research and Development	2006	883,769	200,000	3,471,270	2,037,918	1,445,000	0	2,021,554	10,059,511

George J. Morrow Executive Vice President, Global Commercial Operations	2006	928,596	200,000	3,471,270	2,037,918	1,520,000	108,913	499,221	8,765,918

Dennis M. Fenton Executive Vice President, Operations	2006	849,289	0	3,805,755	2,077,952	1,295,000	0	239,545	8,267,541

(1)	Reflects base salary before pre-tax contributions and therefore includes compensation deferred under our Retirement and Savings Plan.

(2)	Reflects the final annual installment of a $1 million total retention bonus to each of Dr. Perlmutter and Mr. Morrow in accordance with their initial employment offers in 2001. See “COMPENSATION DISCUSSION AND ANALYSIS—Total Compensation—Other Compensation.”

(3)	Reflects compensation expense for performance unit grants recognized for financial reporting purposes (exclusive of any assumptions for forfeitures) under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” for the year ended December 31, 2006. Compensation expense recognized is based on the payout values corresponding to the projected number of units expected to be earned for the 2006-2008 and 2005-2007 performance periods, which are shown in footnotes 5 and 6 to the Outstanding Equity Awards at Fiscal Year End table, discounted to their present values using appropriate risk free interest rates, and based on the payout values for the 2004-2006 performance period calculated by multiplying the number of performance units estimated to be earned as of December 31, 2006 (approximately 180% of the performance units granted) by $59.48, which is the value per unit assigned on the grant date. Also reflects compensation expense for 20,000 shares of restricted stock granted to Dr. Fenton on December 6, 2004 with a grant date fair value per share of $62.86 based on the closing price of our common stock on that date and 85,000 shares of restricted stock granted to Mr. Nanula on May 16, 2001 with a grant date fair value per share of $65.00 based on the closing price of our common stock on that date.

(4)	Reflects compensation expense for stock option grants recognized for financial reporting purposes (exclusive of any assumptions for forfeitures) under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” for the year ended December 31, 2006. The fair values of the stock options were calculated using a Black-Scholes option valuation model with the following assumptions:

Grant Date	Risk-Free Interest Rate(%)	Expected Life	Expected Volatility(%)	Dividend Yield(%)	Exercise Price($)
6/15/01	4.8	3.8 years	50	0	67.06
7/2/01	4.8	4.3 years	50	0	61.67
7/1/02	3.9	4.5 years	50	0	38.36
7/1/03	2.6	4.5 years	50	0	65.85
3/15/04	2.6	4.8 years	45	0	59.48
3/15/05	4.0	5.1 years	24	0	58.61
4/3/06	4.8	4.8 years	25	0	71.88

Beginning in 2005, we revised our method of estimating expected volatility used in the Black-Scholes option valuation model to reflect the consideration of implied volatility in publicly-traded instruments associated with our common stock. For a discussion of the methodologies used to determine these assumptions, see footnote 2 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(5)	Reflects amounts that were earned under our Executive Incentive Plan for 2006 performance and that were determined and paid in March 2007. See “—Executive Incentive Plan” below for a description of this plan.

(6)	Reflects interest (calculated at the rate of 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually) in excess of 120% of the January 2006 long-term federal rate accrued for Mr. Morrow under our Executive Nonqualified Retirement Plan. See “—Nonqualified Deferred Compensation—Executive Nonqualified Retirement Plan” for a description of this plan.

(7)	See “—Perquisites” and “—Other Compensation” below.

Performance Units

Grants. Under our Performance Award Program, performance units are granted to the Named Executive Officers annually during the first year of a three-year performance period. Each unit is assigned a value equal to the closing price of our common stock on the grant date, and the maximum payout for the grant at the end of the three-year performance period is 225% of the number of units granted multiplied by the assigned per unit value.

Goals. Performance goals under this program are determined by the Compensation Committee and are based on our absolute financial performance measured against internal targets for compounded revenue and earnings per share growth (as defined in the program) over the performance period and on our comparative financial performance measured by compounded revenue and earnings per share growth compared to a comparator group of other large companies in our industry over the performance period (see “COMPENSATION DISCUSSION AND ANALYSIS—Total Direct Compensation—Non-Cash Compensation”).

Determination of Units Earned. The number of performance units earned at the end of the performance period, which will be 0% to 225% of the number of performance units granted, is based on a pre-established formula for evaluating the four performance measures: (1) absolute revenue growth; (2) absolute earnings per share growth; (3) comparative revenue growth; and (4) comparative earnings per share growth. Under the formula, the number of performance units granted is multiplied by a performance multiplier (calculated as set forth below) to determine the number of performance units earned.

Performance multiplier	=	[	(absolute revenue growth percentage X comparative revenue growth percentage)	+	(absolute earnings per share growth percentage X comparative earnings per share growth percentage)	]

Under this formula:

•

Each of the absolute revenue growth percentage and the absolute earnings per share growth percentage is 0% or 25% to 50%, depending on achievement of threshold and target levels. If the threshold level of performance for the performance measure is not achieved, the percentage to be used in the formula above is 0%. If the threshold level is achieved, the percentage to be used in the formula above is 25%. If the target level of performance for the performance measure is met or exceeded, the percentage to be used in the formula above is 50%. The percentages to be used in the formula above will range from 25% to 50% if our absolute revenue or earnings per share growth, as applicable, is between threshold and target levels and are determined by interpolating linearly between the threshold and target levels for each absolute performance measure.

•

Each of the comparative revenue growth percentage and the comparative earnings per share growth percentage is determined by our ranking in compounded revenue and earnings per share growth in the comparator group over the performance period. The percentage ranges from 100% up to a maximum of 225% depending on our ranking for each measure in the comparator group. If we are ranked sixth or below, the percentage is 100%, and for each increase in ranking, the percentage increases linearly in equal increments so that if we are ranked first, the percentage is 225%.

In accordance with the formula, the number of units earned will range from 0% up to a maximum of 225% of the units granted. If no threshold level of performance is achieved (i.e., neither of the threshold levels established for absolute revenue growth and for absolute earnings per share growth is achieved), the number of units earned is 0. To earn the maximum number of units, absolute revenue growth and absolute earnings growth must meet or exceed target levels and we must be ranked first in both revenue growth and earnings per share growth in the comparator group.

Payment in Shares. The number of performance units earned is determined by the Compensation Committee and paid out after the end of the performance period. Any performance units that are not earned when the award determination is made are immediately cancelled. To further align this element of executive compensation with longer-term performance, awards earned under this program are paid in the form of our common stock (net of shares withheld for taxes). The number of performance units earned is multiplied by the closing price of our common stock on the grant date to determine the dollar value of the award earned. The dollar value earned is divided by the average of the closing prices of our common stock for the 30 trading days ending seven trading days before the date on which the Compensation Committee determines the award amount to determine the number of shares each executive will receive.

Forfeitures. Performance units are generally forfeited unless a participant is continuously employed through the last day of the three-year performance period. The underlying principle is that the participant needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. Exceptions to this treatment occur in connection with a termination of employment due to death, disability or retirement. If a change of control occurs, the performance period will be shortened and the participant must be continuously employed by us until immediately prior to the change of control to be eligible for a payout of performance units.

Stock Options

Grants and Exercise Price. Stock options (other than new hire grants and special awards) are granted annually to our executive officers, including the Named Executive Officers, at the same time that all other employees receive equity awards (performance units, stock options and/or restricted stock units, depending on their positions). In 2006, the annual stock option grant was approved by the Compensation Committee on March 7, 2006 and became effective on April 3, 2006, the first business day of our second fiscal quarter. The exercise price of all options granted is 100% of the closing price of our common stock on the grant date. Our practice regarding timing of equity award grants has changed beginning in 2007. See “COMPENSATION DISCUSSION AND ANALYSIS—Policies Relating to Our Common Stock—Equity Awards Policy.”

Vesting. Stock options granted to executive officers as part of their annual long-term incentive grants before March 15, 2005 generally vest in equal installments over five years. Stock options granted to executive officers as part of their annual long-term incentive grants on or after March 15, 2005 generally vest in equal installments over four years. Stock options expire seven years after the grant date.

Executive Incentive Plan

Payouts under our Executive Incentive Plan, or EIP, are subject to maximums established by the Compensation Committee for each executive officer, including the Named Executive Officers, annually generally in March based upon Company performance against targeted financial objectives. The plan permits the Compensation Committee to use its discretion to award an amount, if any, up to the maximum, but the Compensation Committee may not approve an award above the maximum. For the 2006 performance period, the maximum payout amounts established under the EIP were 0.25% of adjusted net income (as defined in the plan) for the Chief Executive Officer and 0.15% of adjusted net income (as defined in the plan) for each of the other Named Executive Officers.

Since the plan’s inception, in the exercise of its discretion under the plan, the Compensation Committee has followed a practice of determining actual award amounts based initially on attainment of the same performance measures and award targets applicable to participants in the Company’s Global Management Incentive Plan, or GMIP, which is offered to selected executives other than our executive officers. (See footnote 2 to the Grants of Plan-Based Awards table.) These performance measures are determined by the Compensation Committee annually generally in March.

For the 2006 performance period, the GMIP performance goals (and the weights assigned to each goal) were to:

•	deliver financially by having double-digit revenue and earnings per share growth (40%);

•	add to and develop the molecules in our research and development pipeline (40%);

•	prepare to compete with follow-on biologics (8%);

•	improve our operational effectiveness and risk management (8%); and

•	develop our staff members (4%).

Of the above, Company financial performance goals consisted of revenue and earnings per share (as adjusted for certain items) growth, weighted equally, with 13% revenue growth at the target level and 17% revenue growth at the maximum level and 13% earnings per share growth at the target level and 19% earnings per share growth at the maximum level for 2006.

Based on Company achievement of the performance goals described above, the payout levels established for awards under the EIP for 2006 were as follows:

•

For our Chief Executive Officer, the target payout level was 140% of actual salary received in 2006 and the maximum payout level was 315% of actual salary received in 2006. The actual payout to our Chief Executive Officer was approximately 305% of his salary earned in 2006.

•

For the other Named Executive Officers, the target payout level was 70% to 75% of actual salary received in 2006 and the maximum payout level was approximately 160% to 170% of actual salary received in 2006. The actual payouts to the other Named Executive Officers were approximately 152% to 164% of their respective salaries earned in 2006.

The Compensation Committee determines the actual award amounts under the EIP annually generally in March, based on Company achievement of the GMIP performance goals listed above, the individual performance of the Named Executive Officers during the prior fiscal year and the Named Executive Officers’ GMIP-derived target payouts. To determine the actual award amounts, initial award amounts according to the established payout levels based on Company achievement of the GMIP performance goals are first determined, then the Compensation Committee may adjust those amounts upwards (but not exceeding the maximum limit established in the plan of 0.25% of adjusted net income for the Chief Executive Officer and 0.15% of adjusted net income for the other Named Executive Officers) or downwards following an assessment of the individual performance of the executive officers. Based on Company achievement of the GMIP performance goals, approximately 218% of the target payout level was payable. The actual amounts awarded to the Named Executive Officers for 2006 performance was also approximately 218% of the target payout level.

Awards under the EIP are generally paid in March of the year following the performance period. After the end of the performance period, there is no continued employment condition or other conditions to be eligible for an award.

Perquisites

Perquisites to the Named Executive Officers during 2006 included personal use of Company aircraft, personal use of Company car and driver, payment for personal financial planning and tax preparation services and reimbursement for personal expenses while on business travel, personal transportation services and expenses in connection with guests accompanying the Named Executive Officers on business travel. The amounts for perquisites reflected in the Summary Compensation Table for 2006 include overseas charges that were converted into U.S. dollars at the exchange rate in effect on or around the date on which the charge was incurred. The following table sets forth certain of the perquisites provided and all of the associated tax gross-up reimbursements made to the Named Executive Officers in 2006. The amounts below are included in the "All Other Compensation" column of the Summary Compensation Table.

		Personal Use of Company Aircraft	Personal Use of Company Car and Driver		Personal Financial Planning and Tax Preparation Services		Expenses Related to Guests Accompanying Officers on Business Travel
Name	Year	Aggregate Incremental Cost($)(1)	Aggregate Incremental Cost($)(2)	Tax Gross- Up($)(3)	Aggregate Incremental Cost($)(4)	Tax Gross- Up($)(3)	Aggregate Incremental Cost($)
Kevin W. Sharer	2006	250,387	32,319	27,256	30,000	16,234	0
Richard D. Nanula	2006	0	2,510	2,116	15,000	7,652	0
Roger M. Perlmutter	2006	0	22,034	18,581	18,750	15,416	0
George J. Morrow	2006	0	554	467	20,731	9,959	12,884
Dennis M. Fenton	2006	0	0	0	21,250	11,816	1,382

(1)	The aggregate incremental cost for personal use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and smaller variable costs. We apply standardized rates to estimate fuel and trip-related maintenance; these expenses are also included in the calculation of incremental cost. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips. No tax gross-up reimbursements to the Named Executive Officers were made for personal use of Company aircraft in 2006.

(2)	The aggregate incremental cost for personal use of our car and driver is calculated by allocating the costs of operating the car and compensating the driver between personal and business use. The cost of operating the car is allocated to personal use on the basis of miles driven for personal use to total miles driven. The cost of compensating the driver is allocated to personal use on the basis of driver hours related to personal use to the total number of driver hours.

(3)	The tax gross-up reimbursements shown above were made to reimburse the Named Executive Officers for their income taxes paid for personal use of our car and driver and for our payment of the amounts for personal financial planning and tax preparation services shown above. Beginning in 2007, we have eliminated tax gross-up reimbursements in connection with perquisites for the Named Executive Officers.

(4)	Reflects amounts paid by us for personal financial planning and tax preparation services provided to the Named Executive Officers in 2005 and 2006. In 2005, each Named Executive Officer was permitted to roll over the unused amount of his $15,000 annual allowance for personal financial planning and tax preparation services in 2005 for one year in certain circumstances.

Other Compensation

The following table sets forth amounts for other compensation to the Named Executive Officers included in the “All Other Compensation” column of the Summary Compensation Table as described below.

Name	Year	Company Contributions to Retirement and Savings Plan($)(1)	Company Credits to Supplemental Retirement Plan($)(1)	Company Accruals to Executive Nonqualified Retirement Plan($)(1)	Company-Paid Insurance Premiums($)(2)
Kevin W. Sharer	2006	22,000	576,077	0	0
Richard D. Nanula	2006	22,000	180,150	0	0
Roger M. Perlmutter	2006	22,000	216,308	1,692,299	10,450
George J. Morrow	2006	22,000	250,789	177,195	4,483
Dennis M. Fenton	2006	22,000	182,865	0	0

(1)	See “—Nonqualified Deferred Compensation” for a description of these plans.

(2)	The life insurance premiums set forth in the table above were for term life insurance policies paid by us for the benefit of Dr. Perlmutter in the amount of $10 million and for the benefit of Mr. Morrow in the amount of $15 million, as required by each of their 2001 employment offer letters. Our obligation to maintain a term life insurance policy for Dr. Perlmutter will end on September 16, 2007. Our obligation to maintain a term life insurance policy for Mr. Morrow ended on January 19, 2006 and coverage under the policy terminated effective October 31, 2006. The purpose of these policies is to enable each of Dr. Perlmutter’s and Mr. Morrow’s beneficiaries to receive the value of the benefits provided to Dr. Perlmutter and Mr. Morrow under the Executive Nonqualified Retirement Plan if Dr. Perlmutter or Mr. Morrow were to die before their benefits under the plan are vested. See “—Nonqualified Deferred Compensation—Executive Nonqualified Retirement Plan.”

The life insurance premiums set forth in the table above do not include premiums paid in 2006 for split-dollar life insurance policies we assumed from Mr. Morrow’s previous employer as part of Mr. Morrow’s initial employment offer in 2001. The 2006 premiums for these policies were paid from the built-up cash value of the policies. Under these policies, an amount equal to at least the value of any premiums previously paid by us and Mr. Morrow’s previous employer in prior years is intended to be paid to us upon any payout under the policies or any termination of the related split-dollar insurance agreements before any payments would be made to Mr. Morrow or his beneficiaries under the policies.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers for the year ended December 31, 2006.

Name	Grant Date	Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of Units)(3)			All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
			Threshold	Target	Maximum($)	Threshold	Target	Maximum
			Executive Incentive Plan			Performance Units			Stock Options
Kevin W. Sharer	3/7/06	3/7/06	(2)	(2)	11,172,500
	4/3/06	3/7/06				19,500	78,000	175,500			7,298,152(5)
	4/3/06	3/7/06							195,000	71.88	4,347,900(6)
Richard D. Nanula	3/7/06	3/7/06	(2)	(2)	6,703,500
	4/3/06	3/7/06				6,500	26,000	58,500			2,432,717(5)
	4/3/06	3/7/06							65,000	71.88	1,449,300(6)
Roger M. Perlmutter	3/7/06	3/7/06	(2)	(2)	6,703,500
	4/3/06	3/7/06				6,500	26,000	58,500			2,432,717(5)
	4/3/06	3/7/06							65,000	71.88	1,449,300(6)
George J. Morrow	3/7/06	3/7/06	(2)	(2)	6,703,500
	4/3/06	3/7/06				6,500	26,000	58,500			2,432,717(5)
	4/3/06	3/7/06							65,000	71.88	1,449,300(6)
Dennis M. Fenton	3/7/06	3/7/06	(2)	(2)	6,703,500
	4/3/06	3/7/06				6,500	26,000	58,500			2,432,717(5)
	4/3/06	3/7/06							65,000	71.88	1,449,300(6)

(1)	Reflects the date on which the grants were approved by the Compensation Committee.

(2)	Per SEC rules, the “maximum” amounts shown in the table above reflect the largest possible payments under our Executive Incentive Plan for the 2006 performance period. These amounts are based on our adjusted net income (as defined in the plan) for 2006. The plan terms provide that the Compensation Committee may use “negative discretion” to award any amount that does not exceed the maximum. There are no thresholds or targets under the plan. To determine the actual award amounts, the Compensation Committee has, in practice, exercised its discretion by using the same formulas and performance goals for establishing threshold, target and maximum payout levels as those used for our Global Management Incentive Plan, or GMIP, and actual amounts awarded have closely followed the established range, depending on Company performance and the Compensation Committee’s assessment of the Named Executive Officer’s individual performance. For the 2006 performance period, the GMIP-derived threshold, target and maximum payout levels are shown in the table below. Consistent with its practice since the Executive Incentive Plan was approved by stockholders in 2002, the Compensation Committee used the range below in determining the actual amounts awarded to the Named Executive Officer under the Executive Incentive Plan in 2006. The actual amounts awarded are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and are also shown in the table below.

	Executive Incentive Plan
Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)			Non-Equity Incentive Plan Compensation($)
	Threshold	Target	Maximum	Actual
Kevin W. Sharer	1,036,538	2,073,077	4,664,423	4,525,000
Richard D. Nanula	284,025	568,050	1,278,113	1,240,000
Roger M. Perlmutter	331,154	662,308	1,490,192	1,445,000
George J. Morrow	347,957	695,913	1,565,805	1,520,000
Dennis M. Fenton	297,029	594,058	1,336,630	1,295,000

Per SEC rules, the GMIP-derived “threshold” amount shown in the table above represents the minimum amount, other than $0, that would be earned if any threshold level of performance is achieved. If no threshold level of performance is achieved, the payout amount would be $0.

(3)	The “threshold” number is 25% of the performance units granted, the “target” number is 100% of units granted and the “maximum” number is 225% of the units granted. Per SEC rules, the “threshold” number of performance units represents the minimum number of units other than zero, that would be earned if any threshold level of performance is achieved. If no threshold level of performance is achieved, no performance units would be earned. The number of shares of our common stock issuable is based on the value of the units earned. See “—Summary Compensation Table—Performance Units—Payment in Shares” for a description of how the number of shares to be issued for performance units that are earned is calculated.

(4)	Reflects stock options with a grant date of April 3, 2006, which generally vest and become exercisable in equal installments on the first four anniversaries of the grant date.

(5)	Reflects the grant date fair value of the 2006-2008 performance units as calculated in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” and is based on an estimate that 150% of the target number of units will be earned. The number of estimated units to be earned was then multiplied by $71.88, which is the value per unit assigned on the grant date (which is equal to the closing price of our common stock on the grant date), and the resulting product was discounted to present value using the risk-free interest rate of 4.8%.

(6)	Reflects the grant date fair value of stock options as calculated in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” using a Black-Scholes option valuation model, the assumptions for which are provided in footnote 4 to the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2006 granted to each of our Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Option)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
	Stock Options					Restricted Stock				Performance Units
Kevin W. Sharer	0	195,000	71.88	4/3/13	(1)	0		0		78,000	(5)	5,606,640
	56,250	168,750	58.61	3/15/12	(1)					90,000	(6)	5,274,900
	45,000	135,000	59.48	3/15/11	(2)					200,363	(7)	11,917,591
	90,000	180,000	65.85	7/1/10	(2)
	90,000	90,000	38.36	7/1/09	(2)
	29,999	0	61.67	7/2/08	(2)
	75,000	0	67.06	6/15/08	(3)

Richard D. Nanula	0	65,000	71.88	4/3/13	(1)	0		0		26,000	(5)	1,868,880
	18,750	56,250	58.61	3/15/12	(1)					30,000	(6)	1,758,300
	30,000	45,000	59.48	3/15/11	(2)					66,788	(7)	3,972,550
	90,000	60,000	65.85	7/1/10	(2)
	0	30,000	38.36	7/1/09	(2)
	25,000	0	54.50	1/29/09	(4)
	100,000	0	61.67	7/2/08	(2)
	50,000	0	67.06	6/15/08	(3)
	200,000	0	65.00	5/16/08	(1)

Roger M. Perlmutter	0	65,000	71.88	4/3/13	(1)	0		0		26,000	(5)	1,868,880
	18,750	56,250	58.61	3/15/12	(1)					30,000	(6)	1,758,300
	30,000	45,000	59.48	3/15/11	(2)					66,788	(7)	3,972,550
	90,000	60,000	65.85	7/1/10	(2)
	55,000	30,000	38.36	7/1/09	(2)
	100,000	0	61.67	7/2/08	(2)
	50,000	0	67.06	6/15/08	(3)
	100,000	0	58.69	1/8/08	(1)

George J. Morrow	0	65,000	71.88	4/3/13	(1)	0		0		26,000	(5)	1,868,880
	18,750	56,250	58.61	3/15/12	(1)					30,000	(6)	1,758,300
	30,000	45,000	59.48	3/15/11	(2)					66,788	(7)	3,972,550
	90,000	60,000	65.85	7/1/10	(2)
	30,003	30,000	38.36	7/1/09	(2)
	20,000	0	61.67	7/2/08	(2)
	50,000	0	67.06	6/15/08	(3)
	6,664	0	60.00	1/19/08	(1)

Dennis M. Fenton	0	65,000	71.88	4/3/13	(1)	6,668	(8)	455,491	(9)	26,000	(5)	1,868,880
	18,750	56,250	58.61	3/15/12	(1)					30,000	(6)	1,758,300
	30,000	45,000	59.48	3/15/11	(2)					66,788	(7)	3,972,550
	90,000	60,000	65.85	7/1/10	(2)
	10,000	29,997	38.36	7/1/09	(2)
	118,379	0	61.67	7/2/08	(2)
	60,000	0	67.06	6/15/08	(3)
	78,541	0	68.50	7/3/07	(2)

(1)	The grant date of the options is seven years prior to the option expiration date. The options vest and become exercisable in equal installments on the first four anniversaries of the grant date.

(2)	The grant date of the options is seven years prior to the option expiration date. The options vest and become exercisable in equal installments on the first five anniversaries of the grant date.

(3)	The grant date of the options is seven years prior to the option expiration date. The options vested and became exercisable on June 15, 2006, which is the earlier of (i) the date that is the fifth anniversary of the grant date and (ii) the date on which the closing price of our common stock equals or exceeds $100.00 per share.

(4)	The grant date of the options is seven years prior to the option expiration date. The options vested and became exercisable on the grant date.

(5)	Reflects the number of performance units granted for the fiscal 2006-2008 performance period multiplied by 100%, representing the target number of 2006-2008 performance units that may be earned. The corresponding payout value was calculated by multiplying the number of units shown in the table by $71.88, which is the value per unit assigned on the date of grant (the closing price of our common stock on the grant date) in accordance with our Performance Award Program.

The amounts in the table shown below reflect the number of units granted for the fiscal 2006-2008 performance period multiplied by approximately 153%, representing the projected number of units as of December 31, 2006 to be earned for this performance period based on performance measures expected to be achieved at the end of the performance period. The corresponding projected payout values were calculated as described above.

	Projected 2006-2008 Performance Units to be Earned Based on Expected Performance
Name	Number of Units	Payout Value($)
Kevin W. Sharer	119,555	8,593,613
Richard D. Nanula	39,852	2,864,562
Roger M. Perlmutter	39,852	2,864,562
George J. Morrow	39,852	2,864,562
Dennis M. Fenton	39,852	2,864,562

The number of shares of our common stock actually issuable will be determined at payout based on the payout value divided by the average of the closing prices of our common stock for the 30 trading days ending seven trading days before the date on which the Compensation Committee determines the award amount to determine the number of shares each executive will receive.

(6)	Reflects the number of performance units granted for the fiscal 2005-2007 performance period multiplied by 100%, representing the target number of 2005-2007 performance units that may be earned. The corresponding payout value was calculated by multiplying the number of units shown in the table by $58.61, which is the value per unit assigned on the date of grant (the closing price of our common stock on the grant date) in accordance with our Performance Award Program.

The amounts in the table shown below reflect the number of units granted for the fiscal 2005-2007 performance period multiplied by approximately 174%, representing the projected number of units as of December 31, 2006 to be earned for this performance period based on performance measures expected to be achieved at the end of the performance period. The corresponding projected payout values were calculated as described above.

	Projected 2005-2007 Performance Units to be Earned Based on Expected Performance
Name	Number of Units	Payout Value($)
Kevin W. Sharer	156,840	9,192,392
Richard D. Nanula	52,280	3,064,131
Roger M. Perlmutter	52,280	3,064,131
George J. Morrow	52,280	3,064,131
Dennis M. Fenton	52,280	3,064,131

The number of shares of our common stock actually issuable will be determined at payout based on the payout value divided by the average of the closing prices of our common stock for the 30 trading days ending seven trading days before the date on which the Compensation Committee determines the award amount to determine the number of shares each executive will receive.

(7)	Reflects the number of performance units granted for the fiscal 2004-2006 performance period multiplied by approximately 178%, representing the estimated number of 2004-2006 performance units earned as of December 31, 2006, which is the end of the performance period. The actual number of 2004-2006 performance units earned will be determined by the Compensation Committee and paid out after the end of the performance period. The corresponding payout value was calculated by multiplying the number of units shown in the table by $59.48, which is the value per unit assigned on the date of grant (the closing price of our common stock on the grant date) in accordance with our Performance Award Program.

The number of shares of our common stock actually issuable will be determined at payout based on the payout value divided by the average of the closing prices of our common stock for the 30 trading days ending seven trading days before the date on which the Compensation Committee determines the award amount to determine the number of shares each executive will receive.

(8)	The restricted shares held by Dr. Fenton will vest on December 6, 2007.

(9)	Market value was calculated by multiplying the closing price of our common stock on December 29, 2006 ($68.31) by the number of unvested restricted shares held by Dr. Fenton.

The projected payouts of the performance units granted to the Named Executive Officers described above are disclosed in the limited context of our executive compensation program and should not be understood to be statements of our expectations or estimates or results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our Named Executive Officers for the year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting($)(2)
Kevin W. Sharer	0	0	0	0
Richard D. Nanula	30,000	1,129,200	45,000	3,122,550
Roger M. Perlmutter	0	0	0	0
George J. Morrow	0	0	0	0
Dennis M. Fenton	160,421	4,053,549	6,666	465,887

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	The value realized on vesting of the restricted shares shown in the table above was calculated as of the product of the closing price of a share of our common stock on the vesting date multiplied by the number of shares vested.

Nonqualified Deferred Compensation

The following table sets forth summary information regarding contributions to and account balances under our Supplemental Retirement Plan, Nonqualified Deferred Compensation Plan and Executive Nonqualified Retirement Plan for and as of the year ended December 31, 2006.

Name	Executive Contributions in 2006($)(1)	Company Contributions in 2006($)(2)	Aggregate Earnings in 2006($)(3)		Aggregate Balance at December 31, 2006($)
Kevin W. Sharer	2,250,000	576,077	1,060,148		10,718,739
Richard D. Nanula	242,000	180,150	197,730		1,544,904
Roger M. Perlmutter	0	1,908,607	45,361		9,930,268	(4)
George J. Morrow	1,280,000	427,984	1,290,907	(5)	20,949,937
Dennis M. Fenton	900,000	182,865	978,759		6,588,527

(1)	Reflects amounts earned by the Named Executive Officers in 2005 and contributed to the Nonqualified Deferred Compensation Plan by the Named Executive Officers in 2006. Accordingly, these amounts were included in the Summary Compensation Table for 2005 and are not included in the Summary Compensation Table for 2006.

(2)	Includes our credits to the Supplemental Retirement Plan and amounts accrued by the Company for accounting purposes under the Executive Nonqualified Retirement Plan. The same amounts are also included in the “All Other Compensation” column of the Summary Compensation Table for 2006.

(3)	Reflects earnings in the Named Executive Officers’ accounts under the Supplemental Retirement Plan, the Nonqualified Deferred Compensation Plan and the Executive Nonqualified Retirement Plan, including $108,913 of Mr. Morrow’s earnings under the Executive Nonqualified Retirement Plan (representing interest in excess of 120% of the applicable long-term federal rate), which is also shown in the “Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2006. As described in “—Executive Nonqualified Retirement Plan” below, Mr. Morrow became a participant in this plan as part of his initial employment offer in 2001.

(4)	Includes $8,875,000, which is the amount that Dr. Perlmutter would have received under the Executive Nonqualified Retirement Plan if he had been terminated without cause on December 31, 2006. Different amounts are payable under this plan based on the reasons for termination of employment as described in “—Executive Nonqualified Retirement Plan—Distributions” below. As described in “—Executive Nonqualified Retirement Plan” below, Dr. Perlmutter became a participant in this plan as part of his initial employment offer in 2001.

(5)	Includes $921,748 of interest accrued on Mr. Morrow’s vested account balance in the Executive Nonqualified Retirement Plan, calculated at the rate equal to 125% of the 10-year moving average yield of 10-year U.S. Treasury notes, adjusted annually and compounded annually, which is the rate that would apply if Mr. Morrow remains employed with the Company through March 2, 2012. If Mr. Morrow were terminated for any reason before March 2, 2012, this interest would be calculated at the rate of 100% of the 10-year moving average yield of 10-year U.S. Treasury notes, adjusted annually and compounded annually. See “—Executive Nonqualified Retirement Plan—Earnings” below. As described in “—Executive Nonqualified Retirement Plan” below, Mr. Morrow became a participant in this plan as part of his initial employment offer in 2001.

Supplemental Retirement Plan

We have two retirement plans—our Retirement and Savings Plan and our Supplemental Retirement Plan—both of which are defined contribution plans. Our U.S.-based employees, including the Named Executive Officers, are eligible to participate in our Retirement and Savings Plan, which is a tax-qualified 401(k) plan. Of these eligible employees, those who earn eligible compensation that is more than the maximum recognizable limit for qualified plans and employees who contribute to our Nonqualified Deferred Compensation Plan are eligible to participate in the Supplemental Retirement Plan. Named Executive Officers may participate in these plans on the same basis as our other U.S.-based employees.

Contributions. Under our Supplemental Retirement Plan, we contribute 10% of each participant’s eligible compensation in excess of the maximum recognizable compensation limit for qualified plans, which represents the equivalent percentage of our core contributions and matching contributions combined under our Retirement and Savings Plan. We also contribute 10% of each participant’s compensation that is not eligible for deferral into our Retirement and Savings Plan because the participant deferred it to the Nonqualified Deferred Compensation Plan.

Earnings. Earnings on amounts contributed to our Supplemental Retirement Plan, like our Retirement and Savings Plan, are based on participant selections among the investment options selected by a committee of Company executives. Both plans have the same investment options, except that our common stock is not an investment option in the Supplemental Retirement Plan. The committee of Company executives has the sole discretion to discontinue, substitute or add investment options at any time. Supplemental Retirement Plan participants can select from among these investment options, for purposes of establishing benchmarks against which the Company will credit earnings or losses against their plan accounts, but they do not have an ownership interest in the investment options they select. No “above market” crediting rates are offered. Invested amounts can be transferred among available plan investment options on any business day and effective at the close of business on that day (subject to the time of the request and the market being open). The investment options available under this plan and the Nonqualified Deferred Compensation Plan are the same. These investment options and their annual rates of return for the calendar year ended December 31, 2006 are contained in the following table.

Name of Investment Option	Rate of Return in 2006	Name of Investment Option	Rate of Return in 2006

Fidelity Retirement Money Market Portfolio	4.82%	Fidelity Small Cap Stock Fund	12.37%

Stable Value Fund	N/A (1)	Morgan Stanley Institutional Fund, Inc. – International Equity Portfolio – Class A	22.50%

Fidelity Short-Term Bond Index Fund	4.58%	Vanguard REIT Index Fund – Institutional Class	35.15%

Fidelity U.S. Bond Index Fund	4.33%	Fidelity Freedom Income Fund®	6.37%

PIMCO High Yield Fund – Institutional Class	9.44%	Fidelity Freedom 2000 Fund®	6.76%

Fidelity Equity-Income Fund	19.81%	Fidelity Freedom 2010 Fund®	9.46%

Spartan® U.S. Equity Index Fund – Advantage Class	15.75%	Fidelity Freedom 2020 Fund®	11.61%

Dreyfus Premier Emerging Markets Fund – Class R	27.55%	Fidelity Freedom 2030 Fund®	12.90%

Fidelity OTC Portfolio	9.45%	Fidelity Freedom 2040 Fund®	13.49%

Neuberger Berman Genesis Fund – Institutional Class	7.50%	Fidelity Freedom 2050 Fund®	N/A (2)

American Funds® Growth Fund of America® – Class R5	11.24%	Fidelity Contrafund®	11.52%

Hotchkis and Wiley Mid-Cap Value Fund – Class I	16.58%	McKinley International Growth Portfolio	N/A (3)

(1)	Full calendar year 2006 returns are not available for this investment option because the portfolio began a transition to a lower cost pool during 2006. This investment option currently consists of two underlying stable value pools.

(2)	Full calendar year 2006 returns are not available for this investment option because the fund was launched by Fidelity Investments on June 1, 2006.

(3)	Full calendar year 2006 returns are not available for this investment option because it is a separately managed account that was created effective December 15, 2006.

Distributions. Participants receive distributions from the Supplemental Retirement Plan following their termination of employment. Distributions are made in a lump sum payment and, for most participants, are payable as soon as administratively practicable in the calendar year following the participant’s termination of employment. For the Named Executive Officers, Section 409A of the Internal Revenue Code generally requires that their distributions may not occur earlier than six months following the Named Executive Officer’s termination of employment.

Vesting. Participants in the Supplemental Retirement Plan are immediately vested in contributions that are made with respect to amounts that were deferred under the Nonqualified Deferred Compensation Plan, and are fully vested in the remainder of their accounts upon the termination of their employment on or after their normal retirement date (as defined in the plan), their disability (as defined in the Retirement and Savings Plan) or their death. Supplemental Retirement Plan participants also become fully vested when they have provided three continuous years of service to the Company.

The Supplemental Retirement Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. We have not established a trust to accumulate funds to satisfy our obligations under the plan.

Nonqualified Deferred Compensation Plan

Our Nonqualified Deferred Compensation Plan allows participants to defer receipt of a portion of their eligible compensation to a future date, with an opportunity to earn tax-deferred returns on the deferrals. Members of our Board and our U.S.- and Puerto Rico-based employees at the director level or above, which include the Named Executive Officers, are eligible to participate in this plan. The Named Executive Officers may participate in this plan on the same basis as the other participants in the plan.

Contributions. Participants who are employees may elect to defer up to a maximum of 50% of their eligible base salary and up to a maximum of 80% of their annual incentive bonus, with a minimum deferral amount of $5,000 each year. Non-employee members of our Board may defer all or a portion of their retainers, including committee chair retainers, and meeting fees. In addition, we may, in our sole discretion, contribute additional amounts to any participant’s account at any time, such as contributing sign-on bonuses to the accounts of newly-hired employees or for retention purposes.

Earnings. Nonqualified Deferred Compensation Plan participants select investment options to provide a benchmark for crediting earnings and losses on deferred amounts, but they do not have an ownership interest in the investments they select. These investment options are the same as those offered to all plan participants in our Retirement and Savings Plan, except that our common stock is not an investment option, and our Supplemental Retirement Plan. As with those plans, a committee of Company executives has the sole discretion to discontinue, substitute or add investment options at any time. The investment options during 2006 are described in “—Supplemental Retirement Plan—Earnings” above. No “above market” crediting rates are offered. Deferred amounts can be transferred among available investment options on any business day and effective at the close of business on that day (subject to the time of the request and the market being open).

Distributions. Participants may elect to receive distributions as a lump sum or, for balances in excess of a de minimis amount, in annual installments for up to ten years. For most participants, distributions commence in the year following the year in which a participant’s employment terminated. For the Named Executive Officers, Section 409A of the Internal Revenue Code generally requires that distributions may not occur earlier than six months following the Named Executive Officer’s termination of employment. All participants may elect to receive a short-term payout of a deferral as soon as three years after the end of the plan year in which the deferral was made. Participants can also petition for a distribution due to an unforeseeable financial hardship.

This plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. We have established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to satisfy our obligations under the plan.

Executive Nonqualified Retirement Plan

As part of their initial offers of employment in 2001, we agreed to provide Dr. Perlmutter and Mr. Morrow supplemental retirement benefits based on their length of employment with us as a replacement for pension benefits foregone from their previous employers. The benefits are provided through their participation in our Executive Nonqualified Retirement Plan, which was established to provide supplemental retirement income benefits for a select group of management and highly compensated employees through Company contributions. Participants are selected by the Compensation Committee. Dr. Perlmutter and Mr. Morrow are currently the only participants in this plan.

Contributions. We were obligated to credit a special retirement account under the plan with $15 million for Mr. Morrow’s benefit if he was actively employed by us on January 19, 2006. Because Mr. Morrow was employed by us on this date, we credited his account with this amount in 2006. If Dr. Perlmutter is actively employed by us on September 16, 2007, we are obligated to credit a special retirement account with $10 million for his benefit. We have been accruing amounts in anticipation of these crediting requirements annually since Mr. Morrow and Dr. Perlmutter joined the Company in 2001 and have reflected these accruals in the Summary Compensation Tables for the appropriate years.

Earnings. Interest is earned on their account balances beginning on each of their crediting dates—January 19, 2006 for Mr. Morrow and September 16, 2007 for Dr. Perlmutter. If Mr. Morrow continues to be actively employed by us until March 2, 2012, and if Dr. Perlmutter continues to be actively employed by us until September 16, 2012, we will credit interest on each of their account balances at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually, from their crediting dates until their account balances are distributed to them. If Mr. Morrow’s employment is terminated for any reason prior to March 2, 2012, or Dr. Perlmutter’s employment is terminated for any reason prior to September 16, 2012, the interest rate will instead be 100% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually.

Distributions. If the participant is employed by us through his crediting date, but terminates his employment prior to attaining age 60 and 10 years of service with the Company (March 2, 2012 for Mr. Morrow and September 16, 2012 for Dr. Perlmutter), the plan provides for his account balance to be distributed in a lump sum in January of the year following his termination of employment. If the participant’s employment with us terminates after attaining age 60 and 10 years of service with the Company, the plan provides for distribution in a lump sum payment, or if the participant timely elects, in ten or fewer substantially equal annual installment payments. Since his crediting date has not yet passed, the following additional provisions apply to Dr. Perlmutter:

•

If Dr. Perlmutter’s employment is terminated by us without cause prior to September 16, 2007, we must pay to Dr. Perlmutter, in January 2008, a pro-rated amount equal to $10 million multiplied by the ratio of the number of full months of Dr. Perlmutter’s active employment and 80 months.

•

If Dr. Perlmutter is terminated for any reason within two years after a change of control (as defined below under “—Potential Payments Upon Termination or Change of Control—Change of Control Severance Plan”), we must pay Dr. Perlmutter the pro-rated amount described above, plus an amount equal to $10 million minus the sum of (i) the pro-rated amount described above and (ii) an amount equal to the aggregate spread between the exercise prices of Dr. Perlmutter’s unvested stock options that are in-the-money (the vesting of which is accelerated upon the change of control) and the closing price of our common stock on the date of the change of control.

•

If Dr. Perlmutter is terminated prior to September 16, 2007 due to his permanent and total disability (as defined in the plan), we must pay Dr. Perlmutter, on the second anniversary of the date upon which he last completes one week of active employment with us, an amount equal to $10 million multiplied by the ratio of (i) the sum of the number of full months of his active employment with the Company and 24 months and (ii) 80 months.

•	If Dr. Perlmutter is terminated prior to September 16, 2007 due to his death or voluntary resignation, no amount is payable under the plan.

Potential Payments Upon Termination or Change of Control

Change of Control Severance Plan

Our Change of Control Severance Plan provides severance benefits to persons who hold designated positions with us as of the date on which a change of control occurs. Participants in the plan are classified into three groups, which determines the amount of the benefits they receive. The Named Executive Officers participate in our plan as “Group I” participants. The plan became effective on October 20, 1998.

Under the plan, a change of control has occurred upon any of the following:

•

any person, entity or group has acquired beneficial ownership of 50% or more of (i) our then outstanding common shares or (ii) the combined voting power of our then outstanding securities entitled to vote in the election of directors;

•	individuals making up the incumbent Board (as defined in the plan) cease for any reason to constitute at least a majority of our Board;

•

immediately prior to our consummation of a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the then outstanding shares of the reorganized merged or consolidated company entitled to vote generally in the election of directors;

•	a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

•	any other event which the incumbent Board (as defined in the plan), in its sole discretion, determines is a change of control.

If a change of control had occurred on December 31, 2006, the plan would have covered approximately 1,550 officers and key employees of the Company, including each of the Named Executive Officers. The plan expires on December 31, 2008 and is subject to automatic one-year extensions unless we notify participants no later than September 30 of the year prior to the expiration date that the term will not be extended. If a change of control occurs prior to the plan’s expiration, the plan will continue in effect for at least 36 months following the change of control. Prior to a change of control, we can terminate or amend the plan at any time. After a change of control, the plan may not be terminated or amended in any way that adversely affects a participant’s interests under the plan, unless the participant consents in writing.

If a change of control occurs and a participant’s employment is terminated by us other than for cause or disability (each as defined in the plan) or by the participant for good reason (as defined in the plan) within two years after the change of control, the participant will be entitled to the payments and benefits described below. “Good reason” is defined in the plan as (i) a diminution of a participant’s position, title or duties; (ii) a reduction in a participant’s base salary or target bonus opportunity; (iii) an increase in a participant’s daily commute by more than 100 miles roundtrip; (iv) a failure to pay timely a participant’s compensation or deferred compensation; (v) a failure to continue any material compensation or benefit plan; (vi) a failure to obtain an agreement from any successor to assume the plan; or (vii) a purported termination of a participant’s employment that is not effected through the notice process that is required under the plan. The payments and benefits provided pursuant to the plan under these circumstances are:

•	a lump sum cash severance payment in an amount equal to the difference, if any, of:

•	the product of:

•	a benefits multiple of 1, 2 or 3 based on the participant’s position (each of the Named Executive Officers have a benefits multiple of 3); and

•

the sum of (i) the participant’s annual base salary immediately prior to termination or, if higher, immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs or, if higher, the participant’s average annual cash incentive award for the three years immediately prior to the change of control;

minus:

•

the aggregate value (determined in accordance with Section 280G of the Internal Revenue Code) of the acceleration of vesting of the participant’s unvested stock options (performance units and restricted stock are not included in this calculation) in connection with the change of control (the Company’s stock plans provide for accelerated vesting of stock options upon a change of control).

•

continued access to health and other group insurance benefits on substantially similar terms and cost to the participant for one to three years depending on the participant’s benefits multiple (each of the Named Executive Officers would receive continuing coverage for three years) following the participant’s termination, or if not allowed under applicable law, a lump sum payment in the amount (after income and employment taxes) equal to the cost of obtaining substantially similar coverage from other sources;

•

fully-vested benefits in our Retirement and Savings Plan and our Supplemental Retirement Plan in an amount equal to the benefits the participant would have accrued from participant and Company contributions under the plans had the participant continued to be employed by us for a number of years equal to the participant’s benefits multiple (each of the Named Executive Officers would receive the equivalent of three years), or if not allowed under applicable law, a lump sum payment in an amount equal to the value of such benefits;

•

indemnification and, if applicable, directors’ and officers’ liability insurance provided by us for four years following the participant’s termination (each of the Named Executive Officers would receive such liability insurance benefits, which results in no additional cost to us); and

•

if any payment, distribution or acceleration of vesting of any stock option or other right with respect to a participant who is a “disqualified individual” (within the meaning of Section 280G of the Internal Revenue Code) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then in connection with a qualifying termination of employment only, we must pay the participant an additional lump sum cash payment in an amount equal to 20% of the amount of the participant’s “excess parachute payments” (within the meaning of Section 280G of the Internal Revenue Code).

The plan provides that the benefits described above would be provided in lieu of any other severance benefits that may be payable by us (other than accrued vacation and similar benefits otherwise payable to all employees upon a termination). However, we currently have no standing severance plan that provides severance benefits exclusively to our executive officers, which include the Named Executive Officers. The plan also provides that the benefits described above may be forfeited if the participant discloses our confidential information or solicits or offers employment to any of our employees during a period of years equal to the participant’s benefits multiple following the participant’s termination.

Performance Units

Our Performance Award Program provides for a potential payout of outstanding performance units upon a change of control (as defined in our Change of Control Severance Plan) or upon a termination of employment due to death or disability.

Change of Control. If a change of control occurs during the first fiscal year of a performance period, the period will terminate as of the last business day of the last completed fiscal quarter before the change of control and each participant employed by us immediately prior to the change of control will be entitled to a payment based on the attainment of the target level of performance for the applicable performance period. No comparative performance will be considered. If a change of control occurs during the second or third fiscal years of a performance period, the period will terminate as of the last business day of the last completed fiscal quarter before the change in control and each participant employed by us immediately before the change of control will be entitled to a payment equal to the greater of (i) the amount of the award (rounded down to the nearest whole number) he or she would have received for the period assuming a target level of performance for the applicable performance period, with no comparative performance being considered, or (ii) the amount of the award (rounded down to the nearest whole number) he or she would have been entitled to receive for the performance period, determined based on our actual performance and comparative performance for the shortened performance period. If a change in control occurs after the end of a performance period, awards will be paid out with respect to that period as if no change in control occurred.

Death or Disability. In the event of the death or disability of a participant during the first six months of a performance period, no performance units are earned. If the death or disability of the participant occurs after the first six months of a performance period, the participant will be paid a pro-rated amount of his or her performance units earned, if any, at the end of the performance period (in the case of a disability, the participant will receive this payment only if he or she signs a general release prior to termination). The amount of the participant’s award (rounded down to the nearest whole number) is determined based on achievement of the pre-established performance measures and the amount payable to the participant is multiplied by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of the participant’s employment during the performance period and the denominator of which is 36.

Retirement. In the event of the retirement of a participant who has been continuously employed with the Company for at least 15 years and is age 60 or older during the first six months of a performance period, no performance units are earned. If the retirement of such participant occurs after the first six months of a performance period, the participant will be paid a pro-rated amount of his or her performance units earned, if any, at the end of the performance period (the participant will receive this payment only if he or she signs a general release prior to termination). The amount of the participant’s award (rounded down to the nearest whole number) is determined based on achievement of the pre-established performance measures and the amount payable to the participant is multiplied by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of the participant’s employment during the performance period and the denominator of which is 36. None of the Named Executive Officers would have received this benefit if they had retired on December 31, 2006 because they did not meet the above noted requirements.

Equity Awards

Our stock plans provide for accelerated vesting of unvested stock options and restricted stock in the circumstances described below.

Change of Control. All unvested stock options and restricted stock vest automatically upon a change of control (as defined in the stock plans), irrespective of the scheduled vesting date for these awards.

Death or Disability. All unvested stock options and restricted stock vest automatically upon the death or disability (as defined in the plans) of the holder if the holder has been continuously employed for more than five years. Under the stock plans, a disability has the same meaning as under Section 22(e)(3) of the Internal Revenue Code and occurs where the disability has been certified by either the Social Security Administration, the comparable government authority in another country with respect to our non-U.S. employees or an independent medical advisor appointed by us.

Retirement. All unvested stock options and restricted stock vest automatically upon the retirement of the holder if the holder has been continuously employed for at least 15 years and is age 60 or older. None of the Named Executive Officers would have received this benefit if they had retired on December 31, 2006 because they did not meet the above noted requirements.

Estimated Potential Payments

The tables below set forth the estimated current value of payments and benefits to each of the Named Executive Officers upon a change of control, a qualifying termination within two years following a change of control and the death or disability of the Named Executive Officer. The amounts shown assume that the triggering events occurred on December 31, 2006 and do not include (i) the 2004-2006 performance unit awards, which were earned as of December 31, 2006; (ii) except for Dr. Perlmutter as noted in footnotes 6 and 7 below, the amounts in the “Aggregate Balance at December 31, 2006” column of the Nonqualified Deferred Compensation table; (iii) other benefits earned during the term of the Named Executive Officer’s employment that are available to all salaried employees, such as accrued vacation; and (iv) benefits paid by insurance providers under life and disability policies. The actual amounts of payments and benefits that would be provided can only be determined at the time of the Named Executive Officer’s separation from the Company.

Per SEC rules, the intrinsic value of accelerated unvested stock options shown in the tables below was calculated using the closing price of our common stock on December 29, 2006 ($68.31). The intrinsic value is the aggregate spread between $68.31 and the exercise prices of the accelerated options, if less than $68.31. Under the terms of our Change of Control Severance Plan as described above, a portion of the intrinsic value of the accelerated unvested stock options (as determined in accordance with Section 280G of the Internal Revenue Code as described in the plan) reduces the amount of the lump sum cash severance payment payable under the plan.

Kevin W. Sharer

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Death or Disability($)
Lump sum cash severance payment	0	14,238,452	0
Intrinsic value of accelerated unvested stock options	5,967,225	5,967,225	5,967,225
Value of 2005-2007 performance units	5,274,900(1)	5,274,900(1)	6,158,856(2)
Value of 2006-2008 performance units	5,606,640(1)	5,606,640(1)	2,835,882(2)
Continuing health and welfare benefits for three years(3)	0	395,955	0
Continuing retirement plan contributions for three years(4)	0	1,858,200	0
Reimbursement of excise tax(5)	0	0	0

Total	16,848,765	33,341,372	14,961,963

Richard D. Nanula

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Death or Disability($)
Lump sum cash severance payment	0	5,502,484	0
Intrinsic value of accelerated unvested stock options	1,989,075	1,989,075	1,989,075
Value of 2005-2007 performance units	1,758,300(1)	1,758,300(1)	2,052,932(2)
Value of 2006-2008 performance units	1,868,880(1)	1,868,880(1)	945,294(2)
Continuing health and welfare benefits for three years(3)	0	292,641	0
Continuing retirement plan contributions for three years(4)	0	653,700	0
Reimbursement of excise tax(5)	0	1,543,496	0

Total	5,616,255	13,608,576	4,987,301

Roger M. Perlmutter

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Death($)	Disability($)
Lump sum cash severance payment	0	6,095,484	0	0
Intrinsic value of accelerated unvested stock options	1,989,075	1,989,075	1,989,075	1,989,075
Value of 2005-2007 performance units	1,758,300(1)	1,758,300(1)	2,052,932(2)	2,052,932(2)
Value of 2006-2008 performance units	1,868,880(1)	1,868,880(1)	945,294(2)	945,294(2)
Continuing health and welfare benefits for three years(3)	0	352,226	0	0
Continuing retirement plan contributions for three years(4)	0	702,000	0	0
Reimbursement of excise tax(5)	0	2,950,688	0	0
Executive Nonqualified Retirement Plan	0	8,010,925(6)	0	11,875,000(7)

Total	5,616,255	23,727,578	4,987,301	16,862,301

George J. Morrow

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Death or Disability($)(8)
Lump sum cash severance payment	0	6,795,484	0
Intrinsic value of accelerated unvested stock options	1,989,075	1,989,075	1,989,075
Value of 2005-2007 performance units	1,758,300(1)	1,758,300(1)	2,052,932(2)
Value of 2006-2008 performance units	1,868,880(1)	1,868,880(1)	945,294(2)
Continuing health and welfare benefits for three years(3)	0	375,079	0
Continuing retirement plan contributions for three years(4)	0	805,500	0
Reimbursement of excise tax(5)	0	1,727,201	0

Total	5,616,255	15,319,519	4,987,301

Dennis M. Fenton

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Death or Disability($)
Lump sum cash severance payment	0	5,820,492	0
Intrinsic value of accelerated unvested stock options	1,988,985	1,988,985	1,988,985
Value of accelerated unvested restricted stock	455,490	455,490	455,490
Value of 2005-2007 performance units	1,758,300(1)	1,758,300(1)	2,052,932(2)
Value of 2006-2008 performance units	1,868,880(1)	1,868,880(1)	945,294(2)
Continuing health and welfare benefits for three years(3)	0	356,040	0
Continuing retirement plan contributions for three years(4)	0	668,100	0
Reimbursement of excise tax(5)	0	0	0

Total	6,071,655	12,916,287	5,442,701

(1)	The estimated amounts to be paid for the 2005-2007 performance units and 2006-2008 performance units in the event of a change of control were calculated using a multiplier of 100%, representing target performance in accordance with our Performance Award Program.

(2)	For the fiscal 2005-2007 and the fiscal 2006-2008 performance periods, the death or disability payout amount is the number of performance units (rounded down to the nearest whole number) that would have been earned by the Named Executive Officer if he had remained employed for the entire performance period, based on the performance measures achieved at the end of the performance period, multiplied by 0.67 for the fiscal 2005-2007 performance period or 0.33 for the fiscal 2006-2008 performance period, which is then multiplied by the assigned unit value which is equal to the closing price of our common stock on the grant date. The amounts shown in the tables above are estimated based on projected performance of approximately 174% for the fiscal 2005-2007 performance period and approximately 153% for the fiscal 2006-2008 performance period, and would not be paid until after the end of the performance period in the event of an actual death or disability.

(3)	Represents the estimated cost of providing or paying for continuing medical, dental, life, long-term disability and accidental death and disability insurance coverage for three years. The amounts for medical and dental insurance coverage are based on rates charged to our employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA, for the first 18 months following termination and quoted amounts for 2007, adjusted by a 10% inflation factor, compounded annually, for policies with similar coverage to determine the cost estimated for the 18-month period thereafter. The costs of providing the other insurance coverage are based on quoted amounts for 2007, adjusted by a 10% inflation factor, compounded annually, to determine the costs estimated for 2008 and 2009. As required under the Change in Control Severance Plan, the taxable portions of these amounts (if paid or provided to the Named Executive Officer) are grossed up for applicable payroll and income taxes, and all amounts have been discounted to present value using the December 2006 short-term federal rate, compounded semiannually, to determine the estimated costs as of the change of control date.

(4)	Reflects the estimated value of continuing retirement plan contributions for three years calculated as the sum of (i) 10% of three times the sum of: (a) base salary as of December 31, 2006 and (b) the annual incentive award under the Executive Incentive Plan earned in 2005 and paid in March 2006; and (ii) three times the sum of (x) the Named Executive Officer’s 2006 catch-up contribution to our Retirement and Savings Plan, if any, and (y) $15,000, which is the IRS maximum annual regular 401(k) contribution in effect as of December 31, 2006.

(5)	Reflects our reimbursement of the estimated excise tax payable by the Named Executive Officers under Section 4999 of the Internal Revenue Code in the event of a qualifying termination within two years following a change of control. Upon a change of control, each Named Executive Officer may be subject to the excise tax under Section 4999 of the Internal Revenue Code with respect to payments made in connection with a change of control (as defined in Section 280G of the Internal Revenue Code). Under our Change of Control Severance Plan, we reimburse an amount equal to 20% of any Named Executive Officer’s “excess parachute payment” (within the meaning of Section 280G of the Internal Revenue Code). Since the present value of the payments that would be due to Mr. Sharer and Dr. Fenton (as calculated under Section 280G of the Internal Revenue Code) in the event of a qualifying termination following a change of control would not exceed three times their respective “base amounts” (as defined in Section 280G of the Internal Revenue Code), Mr. Sharer and Dr. Fenton would not receive an excess parachute payment and would therefore not be subject to an excise tax. The base amounts are Mr. Sharer and Dr. Fenton’s average annual taxable compensation for the five-year period ended December 31, 2005.

(6)	Reflects the amount Dr. Perlmutter would have been entitled to receive under the Executive Nonqualified Retirement Plan if a change of control (as defined in the plan) occurred on December 31, 2006 and Dr. Perlmutter was also terminated on that date. See “—Nonqualified Deferred Compensation—Executive Nonqualified Retirement Plan—Distributions.” The amount was calculated as $8,875,000 minus $864,075, which represents the excess of (i) the aggregate spread between the exercise prices of Dr. Perlmutter’s in-the-money unvested stock options (the vesting of which is accelerated upon the change of control) and the closing price of our common stock on December 29, 2006 ($68.31) over (ii) $10 million minus $8,875,000, which is the product of $10 million multiplied by the ratio of the number of full months of Dr. Perlmutter’s active employment and 80 months. This amount would be paid in lieu of the $8,875,000 described in footnote 4 to the Nonqualified Deferred Compensation table.

(7)	This amount would be paid in lieu of the $8,875,000 reported in footnote 4 to the Nonqualified Deferred Compensation table. See “—Nonqualified Deferred Compensation—Executive Nonqualified Retirement Plan—Distributions.”

(8)	Excludes $3,154,572 that would be paid by the insurer to Mr. Morrow’s beneficiary under the split-dollar insurance policies we assumed from Mr. Morrow’s previous employer as part of his initial employment offer in 2001 if Mr. Morrow’s employment with the Company had terminated due to his death on December 31, 2006. See “—Summary Compensation Table—Other Compensation.” If Mr. Morrow’s employment terminated on December 31, 2006 due to his death, the agreements relating to the split-dollar insurance policies provide that the Company would have received a death benefit that was greater than the value of the premiums paid by the Company and by Mr. Morrow’s previous employer, as determined in accordance with the agreements. Upon Mr. Morrow’s termination due to his disability, the agreements relating to the split-dollar insurance policies would remain in effect until Mr. Morrow’s death, at which time the Company would receive a death benefit as described in the preceding sentence.

DIRECTOR COMPENSATION

Non-employee members of our Board receive a combination of cash and stock-based incentive compensation. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

Cash Compensation. Each director receives an annual retainer of $55,000. Directors are paid $3,000 for each Board meeting they attend ($1,500 for telephonic attendance) and $1,500 for each committee meeting they attend ($750 for telephonic attendance). In addition, the following committee chairs receive the following additional annual retainers: (i) Audit Committee, $20,000; (ii) Compensation and Management Development Committee, $10,000; (iii) Corporate Responsibility and Compliance Committee, $6,000; and (iv) Governance and Nominating Committee, $6,000. Directors are also compensated for attending meetings of committees of which they are not members if they are invited to do so by the Chairman of the Board or the committee chair. Directors are also entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at Board and committee meetings and conferences with our senior management.

Equity Incentives. Under the provisions of our Director Equity Incentive Program and our 1991 Equity Incentive Plan, each non-employee director receives an automatic annual grant of restricted stock units with a grant date fair value of $100,000 (rounded down to the nearest whole number of shares of stock). Restricted stock units are rights to earn shares of our common stock and are paid in shares of our common stock on a one-to-one basis on the vesting date, unless the director has previously elected a deferred payment alternative. Each non-employee director also receives an automatic annual grant of options to purchase 5,000 shares of our common stock. The exercise price of the stock options is 100% of the closing price of our common stock on the grant date, and the stock options expire seven years after the grant date for those issued on and after March 15, 2004 and 10 years after the grant date for those issued prior to March 15, 2004.

The stock options and restricted stock units vest (i) on the date of grant if the non-employee director has had three years of prior continuous service as a non-employee director, or (ii) one year from the date of grant if the non-employee director has had less than three years of prior continuous service as a non-employee director. Upon the death or disability (as defined in the stock plans) of a non-employee director, the vesting of unvested stock options is accelerated by one year for each full year of service as a non-employee director and the vesting of restricted stock units is accelerated by one month for each full month of service as a non-employee director.

Deferred Compensation and Other Benefits. Directors are eligible to participate in our Nonqualified Deferred Compensation Plan (see “EXECUTIVE COMPENSATION—Nonqualified Deferred Compensation—Nonqualified Deferred Compensation Plan”). Earnings under this plan are market-based—there are no “above market” or guaranteed rates of returns offered in this plan.

Through the Amgen Foundation, the Company maintains for all eligible employees and non-employee directors a charitable contributions matching gift program. Non-employee directors participate in the program on the same terms as our employees. The Amgen Foundation matches, on a dollar-for-dollar basis, qualifying donations made by non-employee directors and employees to eligible organizations, up to $20,000 per person per year.

Guests of our Board members are occasionally invited to Board events, and we may pay or reimburse travel expenses and may provide transportation on our aircraft for both the director and his or her guest.

Director Stock Ownership Guidelines. Under the Board’s stock ownership guidelines that were originally adopted in December 2002, all non-employee directors are required to hold shares of our common stock with a fair market value of at least $500,000, while serving as a non-employee director.

All non-employee directors that were directors of the Company as of December 31, 2002 must comply with the ownership guidelines by December 31, 2007, while those that became a non-employee director after December 31, 2002, must comply with the ownership guidelines on or before December 31st of the calendar year in which the fifth anniversary of their date of election occurs. For purposes of the Board stock ownership guidelines, issued and outstanding shares of our common stock held beneficially or of record by the participating non-employee director, issued and outstanding shares of our common stock held in a qualifying trust (as defined in the guidelines) and vested restricted stock units (whether or not the units are deferred) will count towards satisfying the ownership guidelines. As of December 31, 2006, all non-employee directors met their applicable ownership guidelines, or were on track to achieve their ownership guidelines within the applicable compliance time frame.

Director Compensation Table

The following table shows compensation of the non-employee members of our Board for 2006.

Director	Fees Earned or Paid in Cash($)	Stock Awards($)(4)(6)	Option Awards($)(5)(6)	All Other Compensation($)(7)	Total($)
David Baltimore	89,500	99,978	90,890	24,413	304,781
Frank J. Biondi, Jr.	104,250	99,978	90,890	35,929	331,047
Jerry D. Choate	92,000	99,978	90,890	0	282,868
Frederick W. Gluck	87,250	99,978	90,890	47,821	325,939
Frank C. Herringer	89,500(1)	99,980	96,749	22,696	308,925
Franklin P. Johnson, Jr.	41,000(2)	99,978	90,890	2,722	234,590
Gilbert S. Omenn	87,250	99,978	90,890	27,256	305,374
Judith C. Pelham	88,000	99,978	90,890	24,662	303,530
J. Paul Reason	87,250	99,978	90,890	17,402	295,520
Donald B. Rice(3)	91,000	99,978	90,890	22,659	304,527
Leonard D. Schaeffer	92,500	99,980	96,749	20,000	309,229

(1)	All of these fees were deferred by Mr. Herringer under our Nonqualified Deferred Compensation Plan.

(2)	Mr. Johnson retired from our Board on May 10, 2006. Accordingly, fees earned by Mr. Johnson in 2006 consist of a pro-rated amount of the annual retainer (pro-rated on a quarterly basis) and fees for Board and committee meetings attended by Mr. Johnson in 2006.

(3)	Dr. Rice resigned from our Board on January 17, 2007.

(4)	Reflects compensation expense for restricted stock unit grants recognized for financial reporting purposes (exclusive of any assumptions for forfeitures) under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” for the year ended December 31, 2006. Each director named above received a grant on March 15, 2006 of 1,335 restricted stock units with a grant date fair value under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” of $99,978, based on the closing price of our common stock on that date of $74.89. Except for Messrs. Herringer and Schaeffer (whose grants vested over a one-year period), $99,978 is also the amount of compensation expense recognized for each director named above for the year ended December 31, 2006. Compensation expense for each of Messrs. Herringer and Schaeffer is composed of $79,764 related to their respective March 15, 2006 grants and $20,216 related to the respective restricted stock unit grants made to them on March 15, 2005 (which also vested over a one-year period).

(5)

Reflects compensation expense for stock option grants recognized for financial reporting purposes (exclusive of any assumptions for forfeitures) under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” for the year ended December 31, 2006. On March 15, 2006, each director named above was granted options to purchase 5,000 shares of our common stock with a grant date fair value under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” of

$90,890 for each director other than Messrs. Herringer and Schaeffer, whose grants each have a grant date fair value under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” of $98,745. The grant date fair values of the March 15, 2006 grants to directors other than Messrs. Herringer and Schaeffer were calculated using the Black-Scholes option valuation model with the following assumptions: risk-free interest rate of 4.6%, expected life of 3.5 years, expected volatility of 23%, expected dividend yield of 0% and an exercise price of $74.89. For Messrs. Herringer and Schaeffer the foregoing assumptions were used, except that an expected life of 4.0 years was assumed. Except for Messrs. Herringer and Schaeffer (whose grants vested over a one-year period), the grant date fair value under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” of this option grant is also the amount of compensation expense recognized for each director named above for the year ended December 31, 2006. Compensation expense for Messrs. Herringer and Schaeffer is composed of $78,780 related to their respective stock option grants on March 15, 2006 and $17,969 related to their respective stock option grants on March 15, 2005 to purchase 5,000 shares of our common stock (which also vested over a one-year period).

(6)	All of the restricted stock units and stock options granted to directors in 2006 were fully vested as of December 31, 2006, except for the awards granted to Messrs. Herringer and Schaeffer on March 15, 2006, which vested on March 15, 2007.

The table below shows the aggregate numbers of stock awards and option awards outstanding for each non-employee director as of December 31, 2006. Stock awards consist of unvested restricted stock units and vested, but deferred, restricted stock units. Upon vesting, the units are paid in the form of shares of our common stock. Directors may elect to defer payment until a later date, which would result in a deferral of taxable income to the director. Option awards consist of vested and unvested stock options.

Director	Aggregate Stock Awards Outstanding as of December 31, 2006	Aggregate Option Awards Outstanding as of December 31, 2006
	Restricted Stock Units	Stock Options
David Baltimore	0	109,000
Frank J. Biondi. Jr.	2,978	107,000
Jerry D. Choate	0	155,000
Frederick W. Gluck	0	95,000
Frank C. Herringer	1,335	30,000
Franklin P. Johnson, Jr.	0	21,000
Gilbert S. Omenn	0	122,600
Judith C. Pelham	0	95,000
J. Paul Reason	0	91,000
Donald B. Rice	0	123,000
Leonard D. Schaeffer	2,978	35,000

(7)	Includes the following amounts to match directors’ charitable contributions made in 2006: Mr. Biondi, $20,000; Mr. Gluck, $20,000; Mr. Herringer, $20,000; Dr. Omenn, $20,000; Ms. Pelham, $13,000; Dr. Rice, $20,000; and Mr. Schaeffer, $20,000. Also includes amounts paid by the Company for the perquisites and tax gross-up reimbursements indicated in the table below. In addition to the perquisites described in the table below, perquisites to the directors during 2006 included reimbursement for personal expenses while on business travel. Amounts in the table below include overseas charges that were converted into U.S. dollars at the exchange rate in effect on or around the date on which the charge was incurred.

	Personal Use of Company Aircraft		Expenses Related to Guests Accompanying Directors on Business Travel
Director	Aggregate Incremental Cost($)(a)	Tax Gross-Up($)(b)	Aggregate Incremental Cost($)	Tax Gross-Up($)
David Baltimore	0	606	15,641	8,166
Frank J. Biondi, Jr.	1,293	2,870	8,057	3,709
Jerry D. Choate	0	0	0	0
Frederick W. Gluck	0	0	19,932	7,889
Frank C. Herringer	0	0	2,564	132
Franklin P. Johnson, Jr.	0	2,722	0	0
Gilbert S. Omenn	0	778	4,148	2,165
Judith C. Pelham	0	0	7,662	4,000
J. Paul Reason	0	1,898	10,186	5,318
Donald B. Rice	0	2,659	0	0
Leonard D. Schaeffer	0	0	0	0

(a)	The aggregate incremental cost for personal use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and smaller variable costs. We apply standardized rates to estimate fuel and trip-related maintenance; these expenses are also included in the calculation of incremental cost. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(b)	Where we have invited guests to accompany directors on our aircraft, we typically incur no incremental cost for transporting the guest, but we are required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances.

AUDIT MATTERS

Audit Committee Report(1)

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2006.

The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Ernst & Young their independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

Audit Committee of the Board of Directors

Frank J. Biondi, Jr., Chairman

David Baltimore

Frank C. Herringer

Gilbert S. Omenn

Judith C. Pelham

Independent Registered Public Accountants

The following summarizes the fees paid to Ernst & Young for the years ended December 31, 2006 and 2005:

	2006	2005
Audit	$5,874,000	$5,086,000
Audit-Related	415,000	893,000
Tax	266,000	721,000

Total Fees	$6,555,000	$6,700,000

Audit-Related fees are primarily attributable to audits of our affiliated companies, our retirement plans and amounts for certain agreed upon procedures with respect to partner billings into a co-promotion arrangement and third party royalties owed to us. Tax fees are primarily attributable to various corporate tax planning and compliance activities and expatriate tax compliance. Ernst & Young did not perform any professional services with respect to information systems design and implementation for the years ended December 31, 2006 and 2005. The Audit Committee has considered whether the Audit-Related and Tax services provided by Ernst & Young are compatible with maintaining that firm’s independence.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has

(1)	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit services prior to the engagement of Ernst & Young for such services. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Approval of Related Party Transactions Policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (1) any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board, one of our executive officers or a nominee to become a member of our Board; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, serves as a director, or is a partner or principal or in a similar position or in which such person has a greater-than-five-percent beneficial ownership interest. “Related party transaction” is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including but not limited to any indebtedness or guarantee of indebtedness), between us and any of the foregoing persons, other than: (1) any matters related to compensation or benefits; (2) transactions involving less than $120,000 when aggregated with all similar transactions; or (3) transactions approved by another independent committee of our Board.

Transactions with Related Persons

Loans to Executive Officers

As a result of the Sarbanes-Oxley Act, we no longer make personal loans to executive officers that are prohibited by such act. Prior to the Sarbanes-Oxley Act, we had made personal loans to the executive officers listed below in connection with their relocation closer to our offices. The annual interest rate on the loan to Dr. Perlmutter was 3% during the year ended December 31, 2006. The interest rate on the loan to Dr. Perlmutter was established and has been adjusted annually based on the average introductory rates on adjustable loans offered by California banks and savings and loans. Dr. Perlmutter paid off the loan in full in June 2006 in accordance with the terms of the loan. The loan to Mr. Nanula is fixed at 5% for the term of the loan.

Name	Date of Loan	Original Amount of Loan($)	Largest Aggregate Indebtedness During 2006($)	Aggregate Outstanding Indebtedness at March 7, 2007($)	Aggregate Principal Payments During 2006($)	Aggregate Interest Payments During 2006($)	Maturity Date
Richard D. Nanula	June 2001	3,000,000	3,150,000	3,102,877	0	150,000	June 2010(1)
Roger M. Perlmutter	June 2001	1,000,000	1,000,000	0	1,000,000	15,000	June 2006

(1)	The maturity date of the loan is subject to earlier payoff voluntarily or in the event of certain terminations of employment with the Company.

Other Relationships

On March 2, 2001, we signed a letter agreement with Dr. Joan Kreiss, the spouse of Dr. Perlmutter, Executive Vice President, Research and Development, regarding possible funding of research grants for certain scientific work conducted by Dr. Kreiss. Under the terms of the letter agreement, if Dr. Kreiss relocates to Southern California, we will work with Dr. Kreiss and any new university with which she affiliates to try to obtain fellowships or grants to replace those that Dr. Kreiss is unable to transfer, if any. In addition, if replacement fellowships or grants cannot be obtained from other sources, Amgen, as part of its general scientific research mission or through its charitable contribution programs, will work with Dr. Kreiss and the new university with which she affiliates to fund any deficits or grants which are attributable to fellowships or grants that she is not able to transfer, up to an amount not to exceed $1,250,000 per year for a period of five years from the date that Dr. Kreiss assumes a new position in Southern California. We have not funded any amounts pursuant to this agreement.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with NASDAQ. Based solely on our review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2006, the Reporting Persons met all applicable Section 16(a) filing requirements, except for Michael A. Kelly with respect to which in March 2006, a Form 4 was not filed in connection with the automatic withholding of our common stock for the payment of tax liability incident to the vesting of restricted shares of our common stock. The delinquent filing, which was the result of an administrative error, was corrected by subsequent disclosure on Form 5 filed for the 2006 fiscal year.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2008 proxy statement, your proposal must be received by us no later than November 23, 2007, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to our Bylaws. Under our Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2008 annual meeting of stockholders that will not be included in our proxy statement, you must comply with the procedures described below. In addition, you must notify us in writing and such notice must be delivered to our Secretary no earlier than January 10, 2008, and no later than February 9, 2008.

Our Bylaws provide that a stockholder’s nomination must contain the following information about the nominee: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Exchange Act; (2) appropriate biographical information including, but not limited to, the nominee’s personal and professional experience and affiliations to permit the Board to determine whether such nominee meets the qualification and independence standards adopted by the Board; and (3) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Any candidates recommended by stockholders for nomination by the Board will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

Our Bylaws provide that a stockholder’s notice of a proposed business item must include: (1) a brief description of the business desired to be brought before the meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendments); (3) the reasons for conducting such business at the meeting; and (4) any material interest of the stockholder making the proposal in such business.

In addition, our Bylaws provide that a stockholder giving notice of a nomination or a proposed business item must include the following information in the notice: (1) the name and address of the stockholder; (2) the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder; (3) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or business item; and (4) a representation whether the stockholder intends (a) to deliver a proxy statement and/or form of proxy to stockholders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (b) otherwise to solicit proxies from stockholders in support of such nomination or proposed business item.

You may write to our Secretary at our principal executive office, One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 28-1-C, or contact Investor Relations by telephone at (805) 447-1060. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

By Order of the Board of Directors

David J. Scott

Secretary

March 22, 2007

Appendix A

PROPOSED CHARTER DECLASSIFICATION AMENDMENT

The following amendment is contingent upon receipt of the requisite affirmative vote of the Company’s stockholders to adopt the Proposed Bylaw Declassification Amendment (see Appendix B) and the filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation which includes the Proposed Charter Declassification Amendment with the Secretary of State of the State of Delaware by and on behalf of the Company.

The Restated Certificate of Incorporation of the Company shall be amended by changing Article FIFTH so that, as amended, said Article shall be and read in its entirety as follows:

FIFTH:    (a)    The number of directors which shall constitute the whole Board of Directors of this corporation shall be fixed by resolution of the Board of Directors from time to time, subject to the provisions of this Article FIFTH.

(b)    At each annual meeting of stockholders of this corporation commencing at the annual meeting of stockholders next following the 2007 annual meeting of stockholders, all directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders, by such stockholders having the right to vote on such election. The term of each director serving as of and immediately following the date of the 2007 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior death, resignation, retirement, disqualification or removal from office; provided that each director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.

(c)    No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d)    Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors. The term of any director elected in accordance with the preceding sentence shall expire at the next annual meeting of the stockholders. Each such director shall serve until the director’s term expires in accordance with the foregoing provision or until the director’s prior death, resignation, retirement, disqualification or removal from office; provided that the director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.

A-I

Appendix B

PROPOSED BYLAW DECLASSIFICATION AMENDMENT

The following amendment is contingent upon receipt of the requisite affirmative vote of the Company’s stockholders to adopt the Proposed Charter Declassification Amendment (see Appendix A) and the filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation which includes the Proposed Charter Declassification Amendment with the Secretary of State of the State of Delaware by and on behalf of the Company.

1.	Section 17 of Article IV of the Bylaws shall be deleted in its entirety:

“Section 17. [Intentionally Omitted]”

2.	Section 18 of Article IV of the Bylaws shall be deleted in its entirety:

“Section 18. [Intentionally Omitted]”

B-I

Appendix C

GUIDELINES FOR MEMBERSHIP ON THE BOARD OF DIRECTORS

These guidelines set forth (1) the minimum qualifications that the Governance and Nominating Committee of the Board of Directors (the “Committee”) of Amgen Inc. (“Amgen”) believes are important for directors to possess, and (2) a description of the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders. These guidelines are only guidelines and may be waived and/or changed by the Committee and/or the Board of Directors as appropriate.

1.	Candidate Qualifications

In seeking individuals to join the Board of Directors or to fill director vacancies on the Board of Directors, the Committee considers the following to be minimum qualifications that a candidate must possess:

•	Demonstrated breadth and depth of management and leadership experience, preferably in a senior leadership role in a large or recognized organization;

•	Financial and/or business acumen or relevant industry or scientific experience;

•	Integrity and high ethical standards;

•	Sufficient time to devote to Amgen’s business as a member of the Board;

•	Ability to oversee, as a director, Amgen’s business and affairs for the benefit of Amgen’s stockholders;

•	Ability to comply with the Board’s Code of Conduct; and

•	Demonstrated ability to think independently and work collaboratively.

In addition, the Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined by The NASDAQ Stock Market, Inc.;

•	A candidate’s ability to satisfy the composition requirements for the Audit Committee and the Compensation and Management Development Committee;

•	Maintaining a Board that reflects diversity; and

•	The Board’s overall size, structure and composition.

2.	Candidate Identification and Evaluation Process

(a)    For purposes of identifying nominees for the Board of Directors, the Committee relies on professional and personal contacts of the Committee, other members of the Board of Directors and senior management, as well as candidates recommended by independent search firms retained by the Committee from time to time. The Committee also will consider candidates recommended by stockholders. Any director nominations submitted by stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

(b)    In evaluating potential candidates, the Committee will determine whether the candidate is qualified for service on the Board of Directors by evaluating the candidate under the guidelines set forth above and by determining if any individual candidate suits the Committee’s and the Board of Director’s overall objectives at the time the candidate is being evaluated.

C-I

Printed on recycled paper	© 2007 Amgen Inc. All Rights Reserved

Only Amgen stockholders with admittance tickets will be admitted to the 2007 Annual Meeting of Stockholders. Each stockholder is entitled to one admittance ticket. If you come to the meeting and do not have an admittance ticket, you will be admitted only upon presentation of proper identification and evidence of stock ownership on March 12, 2007.

☐	Please send me an admittance ticket for the Amgen Inc. 2007 Annual Meeting of Stockholders to be held on Wednesday, May 9, 2007 in Providence, Rhode Island.

Name		(Please print)

Address

( )
City	State	Zip	Telephone No.

YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND

THE ANNUAL MEETING OF STOCKHOLDERS.

AMGEN INC.

One Amgen Center Drive, Thousand Oaks, CA 91320-1799

PROXY SOLICITED BY BOARD OF DIRECTORS For the 2007 Annual Meeting of Stockholders - May 9, 2007

Kevin W. Sharer, Richard D. Nanula and David J. Scott (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2007 Annual Meeting of Stockholders of Amgen Inc., to be held on Wednesday, May 9, 2007, at 10:00 A.M. local time, at the Westin Providence, One West Exchange Street, Providence, Rhode Island 02903, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

14475

ANNUAL MEETING OF STOCKHOLDERS OF

AMGEN INC.

May 9, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the proposals to approve amendments to the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws eliminating the classification of the Board of Directors and AGAINST Stockholder Proposals #1 and #2. As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of 2007 Annual Meeting of Stockholders to be held May 9, 2007, the 2007 Proxy Statement and the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2006

In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the 2007 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors at present knows of no other business to be presented at the 2007 Annual Meeting of Stockholders.

The Board of Directors recommends a vote “FOR” each of items # 1, 2, 3 and 4 below.

1. To elect four directors for a three year term expiring at the 2010 Annual Meeting of Stockholders.

Mr. Frank J. Biondi, Jr.

Mr. Jerry D. Choate

Mr. Frank C. Herringer

Dr. Gilbert S. Omenn

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2007;

3. To approve the amendments to the Company’s Restated Certificate of Incorporation eliminating the classification of the Board of Directors.

4. To approve the amendments to the Company’s Amended and Restated Bylaws eliminating the classification of the Board of Directors.

The Board of Directors recommends a vote “AGAINST” Stockholder Proposals

1 and 2 in item #5 below.

5. STOCKHOLDER PROPOSALS:

Stockholder Proposal #1 (Animal Welfare Policy):

Stockholder Proposal #2 (Sustainability Report):

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s)on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AMGEN INC. ANNUAL MEETING TO BE HELD ON 05/09/07	AMGEN INC.
FOR HOLDERS AS OF 03/12/07	05/09/07

031162100

THIS SPACE INTENTIONALLY LEFT BLANK PLEASE INDICATE YOUR VOTING INSTRUCTIONS FOR EACH PROPOSAL

					FOR	AGAINST	ABSTAIN
1A	-	ELECTION OF DIRECTOR: MR. FRANK J. BIONDI, JR.	--» FOR --»	1A

1B	-	ELECTION OF DIRECTOR: MR. JERRY D. CHOATE	--» FOR --»	1B

1C	-	ELECTION OF DIRECTOR: MR. FRANK C. HERRINGER	--» FOR --»	1C
					FOR	AGAINST	ABSTAIN
1D	-	ELECTION OF DIRECTOR: DR. GILBERT S. OMENN	--» FOR --»	1D

2	-	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2007.	--» FOR --»	2
					DO NOT USE			PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING
					FOR	AGAINST	ABSTAIN
3	*-	TO APPROVE THE AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION ELIMINATING THE CLASSIFICATION OF THE BOARD OF DIRECTORS.	--» FOR --»	3
DO NOT USE
4	*-	TO APPROVE THE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED BYLAWS ELIMINATING THE CLASSIFICATION OF THE BOARD OF DIRECTORS.	--» FOR --»	4
					FOR	AGAINST	ABSTAIN	81 MERCEDES WAY
					DO NOT USE			EDGEWOOD NY 11717
		THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1A THROUGH 4 ABOVE AND A VOTE “AGAINST” ITEMS 5A AND 5B BELOW.			DO NOT USE

5A	*-	STOCKHOLDER PROPOSAL #1 (ANIMAL WELFARE POLICY).	--» AGAINST --»	5A
					FOR	AGAINST	ABSTAIN
5B	*-	STOCKHOLDER PROPOSAL #2 (SUSTAINABILITY REPORT). *NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF	--» AGAINST --»	5B	DO NOT USE			AMGEN INC. ONE AMGEN CENTER DRIVE THOUSAND OAKS, CA 91320-1799 ATTN: N. CRIS PRINCE
DO NOT USE

BALLOT

Annual Meeting of Stockholders of Amgen Inc.

May 9, 2007

INSTRUCTIONS: Please mark your votes as follows:  ☒

1.	To elect four directors for a three year term expiring at the 2010 Annual Meeting of Stockholders:

Nominees:

	FOR	AGAINST	ABSTAIN

Mr. Frank J. Biondi, Jr.	☐	☐	☐
Mr. Jerry D. Choate	☐	☐	☐
Mr. Frank C. Herringer	☐	☐	☐
Dr. Gilbert S. Omenn	☐	☐	☐

The Board of Directors recommends a vote “FOR” each nominee named above.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2007:

FOR	AGAINST	ABSTAIN

☐	☐	☐

The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP.

3.	To approve the amendments to the Company’s Restated Certificate of Incorporation eliminating the classification of the Board of Directors:

FOR	AGAINST	ABSTAIN

☐	☐	☐

The Board of Directors recommends a vote “FOR” the approval of the amendments described above.

4.	To approve the amendments to the Company’s Amended and Restated Bylaws eliminating the classification of the Board of Directors:

FOR	AGAINST	ABSTAIN

☐	☐	☐

The Board of Directors recommends a vote “FOR” the approval of the amendments described above.

5.	STOCKHOLDER PROPOSALS:

Stockholder Proposal #1 (Animal Welfare Policy)	FOR	AGAINST	ABSTAIN

	☐	☐	☐

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #1.

Stockholder Proposal #2 (Sustainability Report)	FOR	AGAINST	ABSTAIN

	☐	☐	☐

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #2.

PLEASE COMPLETE THE FOLLOWING:	Date:
Print Name(s) of Stockholder(s):

Signature(s) of Stockholder(s):*

Number of Shares:

* Please sign exactly as your name appears on your stock certificate or legal proxy, as the case may be. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person, stating title.

If you received a legal proxy from your bank, broker or other nominee, please hand that in together with your ballot. If you have voted by proxy, you need not vote again unless you wish to change your vote.

If the meeting must be adjourned before the polls are closed and you instructed to do so, please mail your ballot to the Company as follows:

Amgen Inc.
Attention: Secretary
One Amgen Center Drive
M/S 38-5-A
Thousand Oaks, CA 91320